Exhibit 10.1

Execution Version

LLC INTEREST PURCHASE AGREEMENT

by and among

FRONTIER EL DORADO REFINING LLC,

as Seller, with

HOLLYFRONTIER CORPORATION,

as Guarantor

and

HOLLY ENERGY PARTNERS – OPERATING, L.P.,

as Buyer

Effective as of November 1, 2015

i

5.3	No Conflicts or Violations; No Consents or Approvals Required	9

5.4	Absence of Litigation	9

5.5	Brokers and Finders	9

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF HOLLYFRONTIER		9

6.1	Organization	9

6.2	Authorization	9

6.3	No Conflicts or Violations; No Consents or Approvals Required	9

6.4	Absence of Litigation	10

6.5	Brokers and Finders	10

ARTICLE VII - COVENANTS		10

7.1	Cooperation	10

7.2	Additional Agreements	10

7.3	Employees	10

ARTICLE VIII - ADDITIONAL AGREEMENTS		10

8.1	Further Assurances	10

ARTICLE IX - INDEMNIFICATION		10

9.1	Indemnification of Buyer and Seller	10

9.2	Defense of Third-Party Claims	10

9.3	Direct Claims	11

9.4	Limitations	12

9.5	Tax Related Adjustments	12

ARTICLE X - MISCELLANEOUS		12

10.1	Expenses	12

10.2	Notices	12

10.3	Severability	14

10.4	Governing Law; Jurisdiction; Waiver of Jury Trial	14

10.5	Arbitration Provision	14

10.6	Parties in Interest	15

10.7	Assignment of Agreement	15

10.8	Captions	15

10.9	Counterparts	15

10.10	Director and Officer Liability	15

10.11	Integration	15

10.12	Effect of Agreement	15

10.13	Amendment; Waiver	16

10.14	Survival of Representations and Warranties	16

ARTICLE XI - GUARANTEE		16

11.1	Payment and Performance Guaranty	16

11.2	Guaranty Absolute	16

11.3	Waiver	17

11.4	Subrogation Waiver	17

11.5	Reinstatement	17

11.6	Continuing Guaranty	17

11.7	No Duty to Pursue Others	17

Exhibits and Schedules

Exhibit A -	Definitions
Exhibit B -	Interpretation
Exhibit C -	Form of Assignment
Exhibit D -	Form of Amended and Restated Master Site Services Agreement
Exhibit E -	Form of Amended and Restated Services and Secondment Agreement
Exhibit F -	Form of Amended and Restated Master Lease and Access Agreement
Exhibit G -	Forms of Master Tolling Agreements
Exhibit H -	Amended and Restated Omnibus Agreement

Schedule 1.1(a)	HGU 3 Assets
Schedule 1.1(b)	NFU 2 Assets
Schedule 4.3(a)	Jurisdictions
Schedule 4.4(a)	Required Consents – Seller
Schedule 4.4(b)	Required Consents – Company
Schedule 4.7	Company Indebtedness and Liabilities
Schedule 4.13	Permitted Exceptions
Schedule 4.14	Banking Accounts
Schedule 4.15	Material Contracts
Schedule 4.16	Seller Security Instruments
Schedule 5.3	Required Consents – Buyer
Schedule 6.3	Required Consents – HFC

LLC INTEREST PURCHASE AGREEMENT

THIS LLC INTEREST PURCHASE AGREEMENT (this “Agreement”) dated as of November 2, 2015 to be effective as of the Effective Time (as defined below), is made and entered into by and among Frontier El Dorado Refining LLC, a Delaware limited liability company (“Seller”), HollyFrontier Corporation, a Delaware corporation (“HFC”) and Holly Energy Partners – Operating, L.P., a Delaware limited partnership (“Buyer”). Seller and Buyer are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” HFC joins this Agreement solely for the purpose of Articles VI and XI of this Agreement.

WHEREAS, Seller is the sole member of El Dorado Operating LLC, a Delaware limited liability company (the “Company”);

WHEREAS, the Company is the owner of the Assets (as defined below);

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the issued and outstanding limited liability company interests of the Company (the “LLC Interest”) in exchange for the consideration set forth herein;

WHEREAS, in connection with the acquisition of the LLC Interest, the Parties desire to (i) amend (A) the Omnibus Agreement (as defined below), (B) the Master Lease and Access Agreement (as defined below); (C) a Master Site Services Agreement (as defined below); and (D) a Services and Secondment Agreement (as defined below); and (ii) enter into a Master Tolling Agreement (the “Master Tolling Agreement”) for each of HGU 3 Assets and NFU 2 Assets (each as defined below);

NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein and in the Omnibus Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINED TERMS

1.1. Definitions. Capitalized terms used throughout this Agreement and not otherwise defined herein shall have the meanings set forth on Exhibit A.

1.2. Interpretation. Matters relating to the interpretation of this Agreement are set forth on Exhibit B.

ARTICLE II

PURCHASE OF LLC INTEREST

2.1. Transfer of LLC Interest. Subject to all of the terms and conditions of this Agreement, Seller hereby sells, transfers and conveys to Buyer, and Buyer hereby purchases and acquires from Seller, the LLC Interest, free and clear of all Encumbrances.

2.2. Consideration.

(a) The aggregate consideration to be paid by Buyer for the LLC Interest shall be Sixty Two Million Dollars ($62,000,000) in immediately available funds (the “Purchase Price”).

(b) The Purchase Price shall be delivered by the Buyer to Seller (or such designee) at the Closing.

ARTICLE III

CLOSING

3.1. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the execution of this Agreement. The date of the Closing is referred to herein as the “Closing Date” and the Closing is deemed to be effective as of 12:01 a.m., Dallas, Texas time, on November 1, 2015 (the “Effective Time”).

3.2. Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

(a) A counterpart to the assignment of limited liability company interests transferring the LLC Interest to Buyer, substantially in the form of Exhibit C attached hereto (the “Assignment”), duly executed by Seller.

(b) The original minute books, company books and membership registers for the Company.

(c) A counterpart of the Amended and Restated Master Site Services Agreement substantially in the form of Exhibit D (the “Amended and Restated Master Site Services Agreement”), duly executed by Seller.

(d) A counterpart of the Amended and Restated Services and Secondment Agreement substantially in the form of Exhibit E (the “Amended and Restated Services and Secondment Agreement”), duly executed by Seller and certain of its Affiliates as identified therein.

(e) A counterpart of the Amended and Restated Master Lease and Access Agreement substantially in the form of Exhibit F (the “Amended and Restated Master Lease and Access Agreement”), duly executed by Seller.

(f) A counterpart of the Master Tolling Agreement for each of the HGU 3 Assets and the NFU 2 Assets in the forms of Exhibit G, duly executed by Seller and HFC.

(g) A counterpart of the Thirteenth Amended and Restated Omnibus Agreement substantially in the form of Exhibit H (the “Amended and Restated Omnibus Agreement”), duly executed by HFC and each applicable subsidiary of HFC (excluding the HEP Entities).

(h) Evidence in form and substance reasonably satisfactory to Buyer of the release and termination of all Encumbrances on the LLC Interest and on the Assets.

(i) To the extent applicable, assignment documents, duly executed by Seller, assigning each of the Permits held by Seller which are assignable by such Seller to Buyer in accordance with Applicable Law.

(j) A properly executed certificate, in the form prescribed by Treasury regulations under Section 1445 of the Code, stating that HFC (the person from whom Seller is disregarded as an entity for U.S. federal income tax purposes) is not a “foreign person” within the meaning of Section 1445 of the Code.

3.3. Deliveries by Buyer. At the Closing (or such later date as may be set forth below), Buyer shall deliver, or cause to be delivered, to Seller the following:

(a) A counterpart of the Assignment duly executed by Buyer.

(b) A counterpart of the Amended and Restated Master Site Services Agreement, duly executed by Buyer.

(c) A counterpart of the Amended and Restated Services and Secondment Agreement, duly executed by Buyer and certain of its Affiliates as identified therein.

(d) A counterpart of the Amended and Restated Master Lease and Access Agreement, duly executed by Buyer.

(e) A counterpart of the Master Tolling Agreements, duly executed by Buyer and the Partnership.

(f) A counterpart of the Amended and Restated Omnibus Agreement, duly executed by the Partnership and each applicable subsidiary of the Partnership.

(g) Simultaneous with the delivery of senior mortgages by Buyer as required under its credit facility (but in no event later than thirty (30) days following the Closing Date), Buyer shall execute and deliver to Seller the subordinate mortgages, subordinated security agreement and deeds of trust in a form reasonably acceptable to Buyer, Seller and HFC providing security in favor of HFC and/or its Affiliates in the event of a breach of the obligations of Buyer under the agreements identified in Sections 3.3(b), (c), (d), (e) and (f), such alternative form to be reasonably acceptable to the applicable parties to such agreements.

3.4. Closing Costs; Transfer Taxes and Fees.

(a) Allocation of Costs. Buyer shall pay the cost of all sales, transfer and use taxes arising out of the transfer of the LLC Interest.

(b) Prorations. On the Closing Date, or as promptly as practicable following the Closing Date, but in no event later than sixty (60) calendar days thereafter, the real, if any, and personal property taxes, water, gas, electricity and other utilities with respect to the Assets and the real estate interests and rights associated with the Assets and local business or other license fees to the extent assigned and other similar periodic charges payable with respect to the Assets or the Company shall be prorated between Buyer, on the one hand, and Seller, on the other hand, effective as of the Effective Time, with Seller being responsible for amounts related to the period prior to but excluding the Effective Time and Buyer being responsible for amounts related to the period at and after the Effective Time. If the final property tax rate or final assessed value for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate or assessed value in effect for the preceding tax year and shall be adjusted when the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value available prior to the Closing Date.

(c) Reimbursement. If a Party pays any tax agreed to be borne by the other Party under this Agreement, such other Party shall promptly reimburse the paying Party for the amounts so paid. If any Party receives any tax refund or credit applicable to a tax paid by another Party hereunder, the receiving Party shall promptly pay such amounts to the Party entitled thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that as of the Effective Time:

4.1. Organization. Seller is an entity duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware.

4.2. Authorization. Seller has full limited liability company power and authority to execute, deliver, and perform this Agreement and any Seller Ancillary Documents. The execution, delivery, and performance by Seller of this Agreement and the Seller Ancillary Documents and the consummation by such Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action of Seller. This Agreement has been duly executed and delivered by Seller and constitutes, and each Seller Ancillary Document executed or to be executed by Seller has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against it in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Applicable Laws affecting creditors’ rights and remedies generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

4.3. Company Status.

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and (i) has all requisite limited liability company power and authority to own, operate, use or lease its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except, in the case of clause (ii), where the failure to have such power and authority or to be so qualified, licensed or authorized would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect on the Company. Schedule 4.3(a) lists all jurisdictions in which the Company is qualified to do business.

(b) The Company does not directly or indirectly, own any interest in any corporation, partnership, limited liability company, limited partnership, joint venture or other business association or entity, foreign or domestic.

(c) The Company was formed for the purpose of acquiring the Assets (which acquisition occurred effective August 31, 2015 for the HGU 3 Assets and October 1, 2015 for the NFU 2 Assets), has no assets except for the Assets, and has not conducted any business other than the operation of the Assets beginning effective August 31, 2015 for the HGU 3 Assets and October 1, 2015 for the NFU 2 Assets.

(d) Seller has made available to Buyer a copy of the certificate of formation and limited liability company agreement of the Company, such copy being complete and correct and in full force and effect on the date hereof, and no amendment or modification of any such document has been filed, recorded or is pending or contemplated. The Company is not in violation of any provision of its certificate of formation or limited liability company agreement.

4.4. No Conflicts or Violations; No Consents or Approvals Required.

(a) The execution, delivery and performance by Seller of this Agreement and the other Seller Ancillary Documents does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate, conflict with, or result in any breach of any provision of Seller’s organizational documents or (ii) subject to obtaining the Consents or making the registrations, declarations or filings set forth in the next sentence, violate in any material respect any Applicable Law or material Contract binding upon such Seller. Except as set forth on Schedule 4.4(a), no Consent of any Governmental Authority or any other person is required for Seller in connection with Seller’s execution, delivery or performance of this Agreement or the Seller Ancillary Documents or consummation of the transactions contemplated hereby or thereby.

(b) The consummation of the transactions contemplated by this Agreement and the other Seller Ancillary Documents will not, (i) violate, conflict with, or result in any breach of any provision of the Company’s organizational documents or (ii) subject to obtaining the Consents or making the registrations, declarations or filings set forth in the next sentence, violate in any material respect any Applicable Law or material contract binding upon the Company. Except as set forth on Schedule 4.4(b), no Consent of any Governmental Authority or any other person is required for the Company in connection with the performance of this Agreement and the Seller Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

4.5. Absence of Litigation; Compliance with Law. There is no Action pending or, to the Knowledge of Seller, threatened against (i) the Company or the Assets or (ii) Seller or any of its Affiliates relating to the transactions contemplated by this Agreement or the Ancillary Documents or which, if adversely determined, would reasonably be expected to materially impair the ability of Seller to perform its obligations and agreements under this Agreement or the Seller Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The construction, operations and business of each of the Assets have been conducted by the Seller and the Company in compliance with all applicable Laws except as would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect on the Company.

4.6. Title to LLC Interest; Capitalization.

(a) Seller is the record owner of and has good and valid title to the LLC Interest, free and clear of all Encumbrances, and sole and unrestricted voting power and power of disposition with respect to all of the LLC Interest. Except for any Claims arising under this Agreement and any other agreement entered into by Seller in connection with this Agreement, Seller and its Affiliates have no Claims of any kind against the Company, or any of its officers, managers, directors or employees. The LLC Interest has been duly authorized and validly issued in accordance with Applicable Laws and the organizational documents of the Company, including its limited liability company agreement, and is fully paid (to the extent required by the limited liability company agreement of the Company) and nonassessable (except to the extent such nonassessability may be affected by Sections 18-607 and 18-804 of DLLCA).

(b) There are no options or rights to purchase or acquire, or agreements, arrangements, commitments or understandings relating to, the LLC Interest or the Assets except pursuant to this Agreement and the Omnibus Agreement. There are no (i) authorized or outstanding securities of or equity interests in the Company of any kind other than the LLC Interest, (ii) there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (preemptive, contingent or otherwise) obligating Seller or Company to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any securities of or equity interest in the Company; and (iii) there are no outstanding securities or obligations of any kind of any of the Company that are convertible into or exercisable or exchangeable for any equity interest in the Company.

(c) Upon payment of the Purchase Price, Buyer will have the entire record and beneficial ownership of the LLC Interest, free and clear of all Encumbrances.

4.7. No Undisclosed Liabilities. Except as set forth on Schedules 4.7 and 4.13, the Company does not now have any indebtedness or liability (whether absolute, accrued, contingent or otherwise) of any nature, other than its obligations under the Material Contracts and Permits, and (a) neither Seller (or any other HFC Entity, as the case may be) nor to Seller’s Knowledge, any counterparty thereto, was in material breach of its obligations under the Material Contracts at the time of the Asset Contribution and (b) neither the Company, nor to Seller’s Knowledge, any counterparty thereto, is currently in material breach of its obligations under the Material Contracts.

4.8. No Employees. The Company does not now have nor has it ever had any employees.

4.9. Taxes. The Company has filed, on or before the applicable due date (including any extensions thereof), all material tax returns that it was required to file, and all such tax returns were accurate, correct, and complete in all material respects. All taxes due and owing by the Company have been paid in full or are being properly contested. The Company is, and at all time since its formation has been, disregarded as an entity separate from Seller for U.S. federal income tax purposes, and no election has been filed on or before the Closing Date that would change such classification on or after the Closing Date.

4.10. Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of Seller who is entitled to receive from Buyer any fee or commission in connection with the transactions contemplated by this Agreement.

4.11. Condition of Assets. To Seller’s Knowledge, the Assets are in good operating condition and repair (normal wear and tear excepted), are free from material defects (patent and latent), are suitable for the purposes for which they are currently used and are not in need of material maintenance or repairs except for ordinary routine maintenance and repairs.

4.12. Title to Assets. The Company owns, leases or has the legal right to use all the properties and assets used by the Company in the operation of its business, in each case subject to no Encumbrances, except Permitted Encumbrances. All of the Company’s assets consist of the Assets. Except as disclosed in Schedule 4.7, the Company owns the Assets free and clear of all Encumbrances other than Permitted Encumbrances.

4.13. Permits. Except as set forth in Schedule 4.13, the Company owns or holds all franchises, licenses, permits, consents, approvals and authorizations of any Governmental Authority necessary for the ownership and operation of the Assets (collectively, the “Permits”). Each Permit is in full force and effect, and the Company is in compliance with all of its obligations with respect thereto. To the Knowledge of Seller, no event has occurred that causes, or upon the giving of notice or the lapse of time or otherwise would cause, revocation or termination of any Permit. All Permits shall be, subject to Permitted Encumbrances, owned or held by the Company at Closing.

4.14. Banking Relationships. Schedule 4.14 sets forth a complete and accurate list of all accounts, including checking accounts, cash contribution accounts, safe deposit boxes, borrowing arrangements and certificates of deposit that the Company has with any banks, savings and loan associations or other financial institutions, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of the Company in respect of the foregoing. No person holds any power of attorney or similar authority from the Company with respect to such accounts.

4.15. Material Contracts. Except as set forth on Schedule 4.15, and other than the Construction Contracts, there are no material Contracts relating to the activities currently conducted by the Company with respect to the Assets, or by which the Company or the Assets are bound.

4.16. Seller Security. Schedule 4.16 contains a true and complete listing of the cash collateral, letters of credit, and guaranties in effect as of the date of this Agreement securing the performance of the Company under the Material Contracts and other obligations of the Company with respect to the activities currently conducted by the Company with respect to the Assets.

4.17. Insurance. All insurance policies covering the Company or its operations and Assets provided by Seller (which, for the avoidance of doubt, excludes insurance policies covering the Company or its operations and Assets provided by the Partnership and its Affiliates) are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no written notice of cancellation or termination has been received with respect to any such policy. Such policies, including without limitation products liability insurance, (a) are sufficient for compliance in all material respects with all requirements of Applicable Law and of all Material Contracts for matters covered by such policies, and (b) are, to the Knowledge of Seller, valid policies, enforceable against the Company and the other parties thereto, in accordance with their respective terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Applicable Laws affecting creditors’ rights and remedies generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

4.18. Information Provided by Seller.

(a) Seller and its Affiliates have not knowingly withheld disclosure from the Buyer of any fact that would, individually or in the aggregate, have a Material Adverse Effect on the Partnership, the Buyer, the Company or the Assets.

(b) The information for the Assets provided to the Buyer has a reasonable basis and is consistent with Seller’s current expectations with respect to the Assets and with the Seller’s and its Affiliates’ books and records.

4.19. WAIVERS AND DISCLAIMERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE PARTIES IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS AND THE OMNIBUS AGREEMENT, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE

ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS IN THE ASSETS AND THE LAND ON WHICH THE ASSETS ARE SITUATED, (II) THE INCOME TO BE DERIVED FROM THE ASSETS, (III) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (IV) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY APPLICABLE LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (V) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE LLC INTEREST, THE COMPANY OR THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE OMNIBUS AGREEMENT, EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE TRANSFER AND CONVEYANCE OF THE COMPANY AND ITS ASSETS SHALL BE MADE IN AN “AS IS,” “WHERE IS” CONDITION WITH ALL FAULTS, AND THE COMPANY AND ITS ASSETS ARE TRANSFERRED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE THE TRANSFER AND CONVEYANCE OF THE LLC INTEREST OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE LLC INTEREST, THE COMPANY OR THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE OMNIBUS AGREEMENT.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that as of the Effective Time:

5.1. Organization. Buyer is an entity duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware.

5.2. Authorization. Buyer has full partnership power and authority to execute, deliver, and perform this Agreement and any Buyer Ancillary Documents. The execution, delivery, and performance by Buyer of this Agreement and the Buyer Ancillary Documents and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each such Buyer Ancillary Document executed or to be executed Buyer has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against it in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Applicable Laws affecting creditors’ rights and remedies generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

5.3. No Conflicts or Violations; No Consents or Approvals Required. The execution, delivery and performance by Buyer of this Agreement and the Buyer Ancillary Documents does not, and consummation of the transactions contemplated hereby and thereby will not, (i) violate, conflict with, or result in any breach of any provisions of Buyer’s organizational documents or (ii) subject to obtaining the Consents or making the registrations, declarations or filings set forth in the next sentence, violate any Applicable Law or material contract binding upon Buyer. Except as set forth on Schedule 5.3, no Consent of any Governmental Authority or any other person is required for Buyer in connection with the Buyer’s execution, delivery or performance of this Agreement or the Buyer Ancillary Documents or the consummation of the transactions contemplated hereby and thereby.

5.4. Absence of Litigation. There is no Action pending or, to the Knowledge of Buyer, threatened against Buyer or any of its Affiliates relating to the transactions contemplated by this Agreement or the Buyer Ancillary Documents or which, if adversely determined, would reasonably be expected to materially impair the ability of Buyer to perform its obligations and agreements under this Agreement or the Buyer Ancillary Documents and to consummate the transactions contemplated hereby and thereby.

5.5. Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of Buyer who is entitled to receive from Seller any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF HFC

HFC hereby represents and warrants to Buyer and Seller that as of the date of this Agreement:

6.1. Organization. HFC is an entity duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware.

6.2. Authorization. HFC has full corporate power and authority to execute, deliver, and perform its obligations under Articles VI and XI. The execution, delivery, and performance by HFC of its obligations under this Agreement and the consummation by HFC of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of HFC. This Agreement has been duly executed and delivered by HFC and constitutes a valid and legally binding obligation of HFC with respect to Articles VI and XI, enforceable against it in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Applicable Laws affecting creditors’ rights and remedies generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

6.3. No Conflicts or Violations; No Consents or Approvals Required. The execution, delivery and performance by HFC of its obligations under this Agreement does not, and consummation of the transactions contemplated hereby will not, (i) violate, conflict with, or result in any breach of any provisions of HFC’s organizational documents or (ii) subject to obtaining the Consents or making the registrations, declarations or filings set forth in the next sentence, violate any Applicable Law or material contract binding upon HFC. Except as set forth on Schedule 6.3, no Consent of any Governmental Authority or any other person is required for HFC in connection with the execution, delivery and performance of its obligations this Agreement or the consummation by HFC of the transactions contemplated hereby.

6.4. Absence of Litigation. There is no Action pending or, to the Knowledge of HFC, threatened against HFC or any of its Affiliates relating to the transactions contemplated by this Agreement or which, if adversely determined, would reasonably be expected to materially impair the ability of HFC to perform its obligations and agreements under this Agreement and to consummate the transactions contemplated hereby.

6.5. Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of HFC who is entitled to receive from Buyer any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE VII

COVENANTS

7.1. Cooperation. Seller shall cooperate with Buyer and assist Buyer in identifying all licenses, authorizations, permissions or Permits necessary for the Company’ operations from and after the Closing Date and, where permissible, transfer existing Permits to Buyer, or, where not permissible and if needed, assist Buyer in obtaining new Permits at no cost, fee or liability to Seller.

7.2. Additional Agreements. Subject to the terms and conditions of this Agreement, the Ancillary Documents and the Omnibus Agreement, each of the Parties shall use its commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties and their duly authorized representatives shall use commercially reasonable efforts to take all such action.

7.3. Employees. At the Closing, certain employees of HFC at each Refinery whose responsibilities relate to the Assets will be seconded to the applicable HEP Entity solely pursuant to the Amended and Restated Services and Secondment Agreement.

ARTICLE VIII

ADDITIONAL AGREEMENTS

8.1. Further Assurances. After the Closing, each Party shall take such further actions, including obtaining consents to assignment from third parties, and execute such further documents as may be necessary or reasonably requested by the other Parties in order to effectuate the intent of this Agreement and the Ancillary Documents and to provide such other Parties with the intended benefits of this Agreement and the Ancillary Documents.

ARTICLE IX

INDEMNIFICATION

9.1. Indemnification of Buyer and Seller. From and after the Closing and subject to the provisions of this Article IX, (i) Seller agrees to indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Buyer Indemnified Costs and (ii) Buyer and the Partnership agree to indemnify and hold harmless the Seller Indemnified Parties from and against any and all Seller Indemnified Costs.

9.2. Defense of Third-Party Claims. An Indemnified Party shall give prompt written notice to Seller or Buyer, as applicable (the “Indemnifying Party”), of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a “third- party action”) in respect of which such Indemnified Party seeks indemnification hereunder. Any failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Article IX unless the failure to give such notice materially and adversely prejudices the Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

(a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Party shall pay the attorneys’ fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, (iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (iv) the Indemnified Party’s counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a material conflict of interest that could violate applicable standards of professional conduct to have common counsel);

(b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have a Material Adverse Effect on its business;

(c) The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

(d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The Parties shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article IX and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

9.3. Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 9.2 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. Subject to the limitations set forth in Section 9.4(a), the failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

9.4. Limitations. The following provisions of this Section 9.4 shall limit the indemnification obligations hereunder:

(a) Limitation as to Time. The Indemnifying Party shall not be liable for any Indemnified Costs pursuant to this Article IX unless a written claim for indemnification in accordance with Section 9.2 or Section 9.3 is given by the Indemnified Party to the Indemnifying Party with respect thereto on or before 5:00 p.m., Dallas, Texas time, on the anniversary of the Closing Date; provided that the Indemnifying Party shall be liable for Indemnified Costs with respect to claims for indemnification for breach of the representations and warranties contained in Sections 4.1 (Organization), 4.2 (Authorization), 4.3(a) (Company Status), 4.6 (Title to LLC Interest; Capitalization), 4.9 (Taxes), 4.19 (Waivers and Disclaimers), 5.1 (Organization), 5.2 (Authorization), 6.1 (Organization) and 6.2 (Authorization), if a written claim for indemnification in accordance with Section 9.2 or Section 9.3 is given by the Indemnified Party to the Indemnifying Party at any time prior to the expiration of the applicable statute of limitations.

(b) Sole and Exclusive Remedy. Each Party acknowledges and agrees that, after the Closing Date, notwithstanding any other provision of this Agreement to the contrary, Buyer’s and the other Buyer Indemnified Parties’ and Seller and the other Seller Indemnified Parties’ sole and exclusive remedy with respect to the Indemnified Costs shall be in accordance with, and limited by, the provisions set forth in this Article IX. The Parties further acknowledge and agree that the foregoing is not the remedy for and does not limit the Parties’ remedies for matters covered by the indemnification provisions contained in the Omnibus Agreement.

9.5. Tax Related Adjustments. Seller and Buyer agree that any payment of Indemnified Costs made hereunder will be treated by the Parties on their tax returns as an adjustment to the Purchase Price.

ARTICLE X

MISCELLANEOUS

10.1. Expenses. Except as provided in Section 3.4 of this Agreement, or as provided in the Ancillary Documents or the Amended and Restated Omnibus Agreement, all costs and expenses incurred by the Parties in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the Party which has incurred such expense.

10.2. Notices.

(a) Any notice or other communication given under this Agreement or the Amended and Restated Omnibus Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by documented overnight delivery service, (iii) sent by email transmission, or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (x) if received, on the date of the delivery, with a receipt for delivery, (y) if refused, on the date of the refused delivery, with a receipt for refusal, or (z) with respect to email transmissions, on the date the recipient confirms receipt. Notices or other communications shall be directed to the following addresses:

Notices to HFC:

HollyFrontier Corporation

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Attention: President

Email address: president@hollyfrontier.com

with a copy, which shall not constitute notice, but is required in order to give proper notice, to:

HollyFrontier Corporation

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Attention: General Counsel

Email address: generalcounsel@hollyfrontier.com

Notices to Seller:

Frontier El Dorado Refining LLC

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Attention: President

Email address: president@hollyfrontier.com

with a copy, which shall not constitute notice, but is required in order to give proper notice, to:

Frontier El Dorado Refining LLC

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Attention: General Counsel

Email address: generalcounsel@hollyfrontier.com

Notices to Buyer:

Holly Energy Partners – Operating, L.P.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Attention: President

Email address: president-hep@hollyenergy.com

with a copy, which shall not constitute notice, but is required in order to give proper notice, to:

Holly Energy Partners-Operating, L.P.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Attention: General Counsel

Email address: generalcounsel@hollyenergy.com

(b) Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 10.2.

10.3. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

10.4. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Dallas, Texas. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.5. Arbitration Provision. Any and all Arbitrable Disputes must be resolved through the use of binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section 10.5 and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 10.5 will control the rights and obligations of the Parties. Arbitration must be initiated within the time limits set forth in this Agreement, or if no such limits apply, then within a reasonable time or the time period allowed by the applicable statute of limitations. Arbitration may be initiated by a Party (“Claimant”) serving written notice on the other Party (“Respondent”) that the Claimant elects to refer the Arbitrable Dispute to binding arbitration. Claimant’s notice initiating binding arbitration must identify the arbitrator Claimant has appointed. The Respondent shall respond to Claimant within thirty (30) days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition the American Arbitration Association for appointment of an arbitrator for Respondent’s account. The two arbitrators so chosen shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed. The Claimant will pay the compensation and expenses of the arbitrator named by it, and the Respondent will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by Respondent. The Claimant and Respondent will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (i) be neutral parties who have never been officers, directors or employees of Seller, Buyer or any of their Affiliates and (ii) have not less than seven (7) years’ experience in the petroleum transportation industry. The hearing will be conducted in Dallas, Texas and commence within thirty (30) days after the selection of the third arbitrator. Seller, Buyer and the arbitrators shall proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the Parties hereto. The arbitrators shall have no right to grant or award indirect, consequential, punitive or exemplary damages of any kind. The Arbitrable Disputes may be arbitrated in a common proceeding along with disputes under other agreements between Seller, Buyer or their Affiliates to the extent that the issues raised in such disputes are related. Without the written consent of the Parties, no unrelated disputes or third party disputes may be joined to an arbitration pursuant to this Agreement.

10.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

10.7. Assignment of Agreement. At any time, the Parties may make a collateral assignment of their rights under this Agreement to any of their bona fide lenders or debt holders, or a trustee or a representative for any of them, and the non-assigning Parties shall execute an acknowledgment of such collateral assignment in such form as may from time to time be reasonably requested; provided, however, that unless written notice is given to the non-assigning Parties that any such collateral assignment has been foreclosed upon, such non-assigning Parties shall be entitled to deal exclusively with Seller or HFC, as the case may be, as to any matters arising under this Agreement, the Ancillary Documents or the Amended and Restated Omnibus Agreement (other than for delivery of notices required by any such collateral assignment). Except as otherwise provided in this Section 10.7, neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties.

10.8. Captions. The captions in this Agreement are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.

10.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.10. Director and Officer Liability. The directors, managers, officers, partners and stockholders of HFC, Buyer, Seller and their respective Affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that another party may assert) other than, if applicable, as a direct party to or as an assignee of this Agreement or pursuant to a written guarantee.

10.11. Integration. This Agreement, the Ancillary Documents and the Amended and Restated Omnibus Agreement supersede any previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement, the Ancillary Documents and the Amended and Restated Omnibus Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement, the Ancillary Documents or the Amended and Restated Omnibus Agreement unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement, the Ancillary Documents or the Amended and Restated Omnibus Agreement. To the extent that there is any conflict between the Ancillary Documents and this Agreement, this Agreement shall prevail.

10.12. Effect of Agreement. The Parties ratify and confirm that except as otherwise expressly provided herein, in the event this Agreement conflicts in any way with the Amended and Restated Omnibus Agreement, the terms and provisions of the Amended and Restated Omnibus Agreement shall control.

10.13. Amendment; Waiver. This Agreement may be amended only in a writing signed by all parties hereto. Any waiver of rights hereunder must be set forth in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive any party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

10.14. Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive the Closing until 5:00 p.m., Dallas, Texas time on, on the anniversary of the Closing Date, except that the representations and warranties contained in Sections 4.1 (Organization), 4.2 (Authorization), 4.3(a) (Company Status), 4.6 (Title to LLC Interest; Capitalization), 4.9 (Taxes), 4.19 (Waivers and Disclaimers), 5.1 (Organization), 5.2 (Authorization), 6.1 (Organization) and 6.2 (Authorization) shall survive until the expiration of the applicable statute of limitations; provided, however, that any representation and warranty that is the subject of a claim for indemnification hereunder which claim was timely made pursuant to Section 9.4(a) shall survive with respect to such claim until such claim is finally paid or adjudicated.

ARTICLE XI

GUARANTEE

11.1. Payment and Performance Guaranty. HFC unconditionally, absolutely, continually and irrevocably guarantees, as principal and not as surety, to Buyer the punctual and complete payment in full when due of all Buyer Indemnified Costs by the Indemnifying Party under the Agreement (collectively, the “Payment Obligations”). HFC agrees that Buyer shall be entitled to enforce directly against HFC any of the Payment Obligations.

11.2. Guaranty Absolute. HFC hereby guarantees that the Payment Obligations will be paid strictly in accordance with the terms of the Agreement. The obligations of HFC under this Agreement constitute a present and continuing guaranty of payment, and not of collection or collectability. The liability of HFC under this Agreement shall be absolute, unconditional, present, continuing and irrevocable irrespective of:

(a) any assignment or other transfer of the Agreement or any of the rights thereunder of Buyer;

(b) any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to the Agreement;

(c) any acceptance by Buyer of partial payment or performance from the Indemnifying Party;

(d) any bankruptcy, insolvency, reorganization, arrangement, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Indemnifying Party, or any action taken with respect to the Agreements by any trustee or receiver, or by any court, in any such proceeding;

(e) any absence of any notice to, or Knowledge of, HFC, of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (a) through (d); or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor.

The obligations of HFC hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Payment Obligations or otherwise.

11.3. Waiver. HFC hereby waives promptness, diligence, all setoffs, presentments, protests and notice of acceptance and any other notice relating to any of the Payment Obligations and any requirement for Buyer to protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Indemnifying Party, any other entity or any collateral.

11.4. Subrogation Waiver. HFC agrees that it shall not have any rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from the Indemnifying Party for any payments made by HFC under this Article XI until all Payment Obligations have been indefeasibly paid, and HFC hereby irrevocably waives and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery it may now have or hereafter acquire against the Indemnifying Party until all Payment Obligations have been indefeasibly paid.

11.5. Reinstatement. The obligations of HFC under this Article XI shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Payment Obligations is rescinded or must otherwise be returned to the Indemnifying Party or any other entity, upon the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation or reorganization of the Indemnifying Party or such other entity, or for any other reason, all as though such payment had not been made.

11.6. Continuing Guaranty. This Article XI is a continuing guaranty and shall (i) remain in full force and effect until the first to occur of the indefeasible payment in full of all of the Payment Obligations, (ii) be binding upon HFC, its successors and assigns and (iii) inure to the benefit of and be enforceable by Buyer and its successors, transferees and assigns.

11.7. No Duty to Pursue Others. It shall not be necessary for Buyer (and HFC hereby waives any rights which HFC may have to require Buyer), in order to enforce such payment by HFC, first to (i) institute suit or exhaust its remedies against the Indemnifying Party or others liable on the Payment Obligations or any other person, (ii) enforce Buyer’s rights against any other guarantors of the Payment Obligations, (iii) join the Indemnifying Party or any others liable on the Payment Obligations in any action seeking to enforce this Article XI, (iv) exhaust any remedies available to Buyer against any security which shall ever have been given to secure the Payment Obligations, or (v) resort to any other means of obtaining payment of the Payment Obligations.

[The Remainder of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Time.

SELLER:

FRONTIER EL DORADO REFINING LLC

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

BUYER:

HOLLY ENERGY PARTNERS – OPERATING, L.P.

By:	Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED FOR THE PURPOSES ONLY OF ARTICLES VI and XI:

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT A

to

LLC INTEREST PURCHASE AGREEMENT

Definitions

“Action” means any claim, action, suit, investigation, inquiry, proceeding, condemnation or audit by or before any court or other Governmental Authority or any arbitration proceeding.

“Affiliate” means, with respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term “control” includes (i) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any person and (iii) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise. Notwithstanding the foregoing, no HollyFrontier Entity will be considered an Affiliate of an HEP Entity, and no HEP Entity will be considered an Affiliate of a HFC Entity.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated Master Lease and Access Agreement” has the meaning set forth in Section 3.2(e).

“Amended and Restated Master Site Services Agreement” has the meaning set forth in Section 3.2(c).

“Amended and Restated Omnibus Agreement” has the meaning set forth in Section 3.2(g).

“Amended and Restated Services and Secondment Agreement” has the meaning set forth in Section 3.2(d).

“Ancillary Documents” means, collectively, the Buyer Ancillary Documents and the Seller Ancillary Documents.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

“Arbitrable Dispute” means any and all disputes, Claims, controversies and other matters in question between Seller, on the one hand, and Buyer, on the other hand, arising out of or relating to this Agreement or the alleged breach hereof, or in any way relating to the subject matter of this Agreement regardless of whether (a) allegedly extra-contractual in nature, (b) sounding in contract, tort or otherwise, (c) provided for by Applicable Law or otherwise or (d) seeking damages or any other relief, whether at law, in equity or otherwise.

Exhibit A-1

“Assets” means the HGU 3 Assets and the NFU 2 Assets.

“Assignment” has the meaning set forth in Section 3.2(a).

“Business Day” means any day other than Saturday, Sunday or other day upon which commercial banks in Dallas, Texas are authorized by law to close.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Ancillary Documents” means each agreement, document, instrument or certificate to be delivered by Buyer, or their Affiliates, at the Closing pursuant to Section 3.3 and each other document or Contract entered into by Buyer, or the Partnership, or their Affiliates, in connection with this Agreement or the Closing.

“Buyer Indemnified Costs” means, subject to Article IX, any and all damages, losses, Claims, assessments, judgments, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys’ fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Buyer Indemnified Parties incurs and that arise out of or relate to:

(i) any breach of a representation, warranty or covenant of Seller under this Agreement; and

(ii) any obligations or duties of the Company under any Construction Contract (including, without limitation, Company’s payment obligations under such Construction Contracts and the cost to complete construction of the Assets as set forth in such Construction Contracts); or

(iii) any Construction Defect; provided that in each case Buyer has first exhausted all commercially reasonable efforts to recover such damages, losses, Claims, assessments, liabilities, demands, charges, penalties, costs, and expenses under applicable Construction Contracts or third parties liable for the same.

Notwithstanding anything in the foregoing to the contrary, Buyer Indemnified Costs shall exclude any and all indirect, consequential, punitive, or exemplary damages (other than (A) lost revenue under a Master Tolling Agreement resulting from a Construction Defect, or (B) those that are a result of (x) a third-party action for such indirect, consequential, punitive or exemplary damages, or (y) the gross negligence or willful misconduct of Seller or, to the extent occurring before the Closing Date, the Company).

“Buyer Indemnified Parties” means Buyer and the Partnership and each officer, director, partner, manager, employee, consultant, stockholder, and Affiliate of Buyer and the Partnership, including, without limitation, the Company.

“Claim” means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.

“Claimant” has the meaning set forth in Section 10.5.

“Closing” has the meaning set forth in Section 3.1.

Exhibit A-2

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Recitals.

“Consents” means all notices to, authorizations, consents, Orders or approvals of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any Governmental Authority, and any notices to, consents or approvals of any other third party, in each case that are required by Applicable Law or by Contract in order to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

“Construction Contract” means any Contract relating to the original planned construction of the Assets, as such Contract is in effect as of the date hereof (including any change orders agreed to by the parties to such Contract prior to the date hereof, whether or not such change order has properly been documented as of the date hereof).

“Construction Defect” means any equipment or materials that are a part of the original construction of an Asset that as of the Closing Date are not in conformance with the approved drawings and specifications for such Asset or that do not meet the requirements of any inspection, reference standard, test, approval, or acceptance required by Applicable Law.

“Contract” means any written or oral contract, agreement, indenture, instrument, note, bond, loan, lease, mortgage, franchise, license agreement, purchase order, binding bid or offer, binding term sheet or letter of intent or memorandum, commitment, letter of credit or any other legally binding arrangement, including any amendments or modifications thereof and waivers relating thereto.

“DLLCA” means the Delaware Limited Liability Company Act, 6 Del.C. §18-101 et seq., as amended from time to time.

“Effective Time” has the meaning set forth in Section 3.1.

“Encumbrance” means any mortgage, pledge, charge, hypothecation, claim, easement right of purchase, security interest, deed of trust, conditional sales agreement, encumbrance, interest, option, lien, right of first refusal, right of way, defect in title, encroachments or other restriction, whether or not imposed by operation of Law, any voting trust or voting agreement, stockholder agreement or proxy.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“HEP Entities” means Holly Logistic Services, L.L.C., HEP Logistics Holdings, L.P. and the Partnership and its direct and indirect subsidiaries.

“HFC” has the meaning set forth in the Preamble.

“HFC Entities” means HFC and its direct and indirect subsidiaries other than the HEP Entities.

“HGU 3 Assets” means those assets identified as “HGU 3 Assets” on Schedule 1.1(a).

Exhibit A-3

“Indemnified Costs” means Buyer Indemnified Costs and Seller Indemnified Costs, as applicable.

“Indemnified Party” means Buyer Indemnified Parties and Seller Indemnified Parties.

“Indemnifying Party” has the meaning set forth in Section 9.2.

“Knowledge” and any variations thereof, or words to the same effect, means (i) with respect to Seller and HFC, actual knowledge after reasonable inquiry of James M. Stump; and (ii) with respect to Buyer, actual knowledge after reasonable inquiry of Mark T. Cunningham.

“Laws” means all statutes, laws, rules, regulations, Orders, ordinances, writs, injunctions, judgments and decrees of all Governmental Authorities.

“LLC Interest” has the meaning set forth in the Preamble.

“Master Lease and Access Agreement” means that certain Master Lease and Access Agreement, effective as of January 1, 2015, by and between Seller and certain of its Affiliates, and Buyer and certain of its Affiliates.

“Master Site Services Agreement” means that certain Master Site Services Agreement, effective as of January 1, 2015, by and between Seller and certain of its Affiliates, and Buyer and certain of its Affiliates.

“Master Tolling Agreement” has the meaning set forth in the Recitals.

“Material Adverse Effect” means any adverse change, circumstance, effect or condition in or relating to the assets, financial condition, results of operations, or business of any person that materially affects the business of such person or that materially impedes the ability of any person to consummate the transactions contemplated hereby, other than any change, circumstance, effect or condition in the refining or pipelines industries generally (including any change in the prices of crude oil, natural gas, natural gas liquids, feedstocks or refined products or other hydrocarbon products, industry margins or any regulatory changes or changes in Law) or in United States or global economic conditions or financial markets in general. Any determination as to whether any change, circumstance, effect or condition has a Material Adverse Effect shall be made only after taking into account all effective insurance coverages and effective third-party indemnifications with respect to such change, circumstance, effect or condition.

“Material Contracts” means the Construction Contracts and the Contracts set forth on Schedule 4.15.

“NFU 2 Assets” means those assets identified as the “NFU 2 Assets” on Schedule 1.1(b).

“Omnibus Agreement” means that certain Twelfth Amended and Restated Omnibus Agreement entered into and effective as of January 1, 2015, by and among HFC, Holly Logistic Services, L.L.C., a Delaware limited liability company, the Partnership, the Operating Partnership, HEP Logistics GP, L.L.C., a Delaware limited liability company and HEP Logistics Holdings, L.P., a Delaware limited partnership, and the other HFC Affiliates and Partnership Affiliates signatory thereto, and as amended and restated as of the Closing Date.

Exhibit A-4

“Order” means any order, writ, injunction, decree, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Authority.

“Partnership” means Holly Energy Partners, L.P., a Delaware limited partnership.

“Party” and “Parties” has the meanings set forth in the Preamble.

“Payment Obligations” has the meanings set forth in Section 11.1.

“Permits” means all material permits, licenses, variances, exemptions, Orders, franchises and approvals of all Governmental Authorities necessary for the lawful ownership and operation of the Company’s business, including the Assets.

“Permitted Encumbrances” means (i) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings; (ii) mechanics’, carriers’, workers’, repairmen’s, landlord’s and other similar liens imposed by law arising or incurred in the ordinary course of business with respect to charges not yet due and payable; and (iii) such other encumbrances, if any, which were not incurred in connection with the borrowing of money or the advance of credit and which do not materially detract from the value of or interfere with the present use, or any use presently anticipated by the Company, of the property subject thereto or affected thereby, and including without limitation capital leases.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, Governmental Authority or other entity.

“Purchase Price” has the meaning set forth in Section 2.2(a).

“Refinery” has the meaning given to the term “Refinery” in the Master Tolling Agreements.

“Respondent” has the meaning set forth in Section 10.5.

“Seller” has the meaning set forth in the Preamble.

“Seller Ancillary Documents” means each agreement, document, instrument or certificate to be delivered by Seller, or its Affiliates, at the Closing pursuant to Section 3.2 and each other document or Contract entered into by Seller, or its Affiliates, in connection with this Agreement or the Closing.

“Seller Indemnified Costs” means any and all damages, losses, Claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys’ fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Seller Indemnified Parties incurs and that arise out of or relate to any breach of a representation, warranty or covenant of Buyer or the Partnership under this Agreement. Notwithstanding anything in the foregoing to the contrary, Seller Indemnified Costs shall exclude any and all indirect, consequential, punitive or exemplary damages (other than those that are a result of (x) a third-party claim for such indirect, consequential, punitive or exemplary damages or (y) the gross negligence or willful misconduct of Buyer).

“Seller Indemnified Parties” means Seller and each officer, director, partner, manager, employee, consultant, stockholder, and Affiliate of Seller, including, without limitation, HFC.

Exhibit A-5

“Services and Secondment Agreement” means that certain Services and Secondment Agreement, effective as of January 1, 2015, by and between Seller and certain of its Affiliates and Buyer and certain of its Affiliates.

“third-party action” has the meaning set forth in Section 9.2.

Exhibit A-6

EXHIBIT B

to

LLC INTEREST PURCHASE AGREEMENT

Interpretation

As used in this Agreement, unless a clear contrary intention appears:

(a) any reference to the singular includes the plural and vice versa, any reference to natural persons includes legal persons and vice versa, and any reference to a gender includes the other gender;

(b) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c) any reference to Articles, Sections and Exhibits are, unless otherwise stated, references to Articles, Sections and Exhibits of or to this Agreement and references in any Section or definition to any clause means such clause of such Section or definition. The headings in this Agreement have been inserted for convenience only and shall not be taken into account in its interpretation;

(d) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended, modified or supplemented and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement;

(e) the Exhibits and Schedules hereto form an integral part of this Agreement and are equally binding therewith. Any reference to “this Agreement” shall include such Exhibits and Schedules;

(f) references to a Person shall include any permitted assignee or successor to such Party in accordance with this Agreement and reference to a Person in a particular capacity excludes such Person in any other capacity;

(g) if any period is referred to in this Agreement by way of reference to a number of days, the days shall be calculated exclusively of the first and inclusively of the last day unless the last day falls on a day that is not a Business Day in which case the last day shall be the next succeeding Business Day;

(h) the use of “or” is not intended to be exclusive unless explicitly indicated otherwise;

(i) references to “$” or to “dollars” shall mean the lawful currency of the United States of America; and

(j) the words “includes,” “including,” or any derivation thereof shall mean “including without limitation” or “including, but not limited to.”

Exhibit B-1

EXHIBIT C

to

LLC INTEREST PURCHASE AGREEMENT

Form of Assignment

Execution Version

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS

This Assignment of Limited Liability Company Interests (“Assignment”) is dated as of November 2, 2015 and effective as of 12:01 a.m., Dallas, Texas time, on November 1, 2015 (the “Effective Time”), by and between Frontier El Dorado Refining LLC, a Delaware limited liability company (“Seller”), and Holly Energy Partners – Operating, L.P., a Delaware limited partnership (“Buyer”). Buyer and Seller are referred to collectively herein as the “Parties.”

RECITALS

Reference is made to that certain LLC Interest Purchase Agreement dated effective as of November 1, 2015, among HollyFrontier Corporation, a Delaware corporation, Seller and Buyer, pursuant to which Seller has agreed to sell and assign to Buyer all of the membership interests in El Dorado Operating LLC, a Delaware limited liability company (the “Company”), in accordance with the terms of such LLC Interest Purchase Agreement (such agreement, as the same may be amended, the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

This Assignment is delivered by Seller pursuant to the Purchase Agreement.

ASSIGNMENT

Now, therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Subject to the representations, warranties and covenants of the parties contained in the Purchase Agreement, Seller hereby assigns to Buyer all of the limited liability company interests in the Company, and any income, distributions, or other value associated therewith or deriving therefrom (including, without limitation, the Company’s interest in the Assets) on and after the Effective Time (collectively, the “Membership Interests”).

2. Subject to the representations, warranties and covenants of the parties contained in the Purchase Agreement, Buyer hereby assumes, from and after the Effective Time, all obligations and liabilities of Seller with respect to the Membership Interests arising from and after the Effective Time.

3. Seller hereby agrees to promptly execute and deliver any corrective assignments and other legal documents or notification reasonably requested by Buyer to give effect to the intent of this Assignment.

4. Seller hereby acknowledges and agrees that, as a result of this Assignment, it no longer has any limited liability company interest or equity interest in the Company, and it resigns as a member of the Company effective as of the Effective Time.

5. This Assignment shall be binding upon the Parties and their respective successors and assigns.

6. This Assignment shall be governed by and construed in accordance with the internal laws of the State of Delaware.

Exhibit C-2

7. This Assignment is subject to the terms and conditions of the Purchase Agreement, and nothing contained herein shall be deemed to supersede, limit, amend, supplement, modify, vary or enlarge any of the rights, obligations, covenants, agreements, representations and warranties of the Parties under the Purchase Agreement, this Assignment being intended only to effect the transfer of the Membership Interests from Seller to Buyer as contemplated in the Purchase Agreement. In the event of any conflict between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

8. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

Exhibit C-3

IN WITNESS WHEREOF, this Assignment is executed to be effective as of the Effective Time.

Seller:

FRONTIER EL DORADO REFINING LLC

By:
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Buyer:

HOLLY ENERGY PARTNERS – OPERATING, L.P.

By:
Name:	Richard L. Voliva III
Title:	Vice President and Chief Financial Officer

[Signature Page to Assignment of Limited Liability Company Interests]

EXHIBIT D

to

LLC INTEREST PURCHASE AGREEMENT

Form of Amended and Restated Master Site Services Agreement

Execution Version

AMENDED AND RESTATED MASTER SITE SERVICES AGREEMENT

Effective as of November 1, 2015

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATIONS		1

1.1	Definitions	1

1.2	Interpretation	1

1.3	Independent Obligations	1

1.4	Prior Services Agreements	2

ARTICLE 2 RELATIONSHIP OF PARTIES		2

2.1	Rights and Obligations	2

2.2	Nature of the Relationship	2

ARTICLE 3 PROVISION OF SERVICE ITEMS		3

3.1	Provision of Service Items	3

3.2	Increased Quantities and Additional Service Items	3

3.3	Use of Service Items	4

3.4	Service Assets	4

3.5	Access	4

ARTICLE 4 ANNUAL SERVICE FEE		5

4.1	Increases in Annual Service Fee	5

4.2	Reduction of Annual Service Fee	5

ARTICLE 5 CONNECTION FACILITIES		5

5.1	Connection Facilities	5

ARTICLE 6 CAPITAL IMPROVEMENTS		6

6.1	Capital Improvements Relating to Provision of Service Items	6

ARTICLE 7 MONITORING COMMITTEE		7

7.1	Monitoring Committee	7

ARTICLE 8 LIABILITY AND INDEMNIFICATION		7

8.1	Limitation of Liability; Indemnity	7

8.2	Survival	8

ARTICLE 9 DISPUTE RESOLUTION		8

9.1	Dispute Resolution	8

ARTICLE 10 TERM AND TERMINATION		8

10.1	Applicable Term	8

10.2	Termination by Related Refinery Owner	9

10.3	Effect of Termination	9

ARTICLE 11 GENERAL PROVISIONS		9

11.1	Intellectual Property Rights	9

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11.2	Notices	10

11.3	Severability	10

11.4	Entire Agreement	10

11.5	Waiver	10

11.6	Incorporation by Reference	10

11.7	Succession and Assignment	10

11.8	Binding Effect	11

11.9	Amendment	11

11.10	No Third Party Beneficiaries	11

11.11	Governing Law	11

11.12	Cooperation	11

11.13	Further Assurances	11

11.14	Recording	11

11.15	Conflicts Between Agreements	11

11.16	Counterparts	11

11.17	Joinder by Affiliates of Parties	11

EXHIBITS

EXHIBIT A – PARTIES
EXHIBIT B – DEFINITIONS
EXHIBIT C – INTERPRETATION
EXHIBIT D – SERVICE ITEMS
EXHIBIT E – PAYMENT FOR SERVICE ITEMS

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AMENDED AND RESTATED MASTER SITE SERVICES AGREEMENT

This Master Site Services Agreement (this “Agreement”), is entered into on November 2, 2015 and effective as of 12:00 a.m. Central Time (the “Effective Time”) on November 1, 2015 (the “Effective Date”) by and between the Parties set forth on Exhibit A.

R E C I T A L S:

A. Pursuant to certain transactions, each Relevant Asset Owner acquired its respective Assets located at the Refinery Complex from the Related Refinery Owner;

B. In connection with each transaction between Relevant Asset Owner and the Related Refinery Owner, the Relevant Asset Owner leased from the Related Refinery Owner real property at the Related Refinery Owner’s Refinery Complex on which all or a part of the Relevant Asset Owner’s Assets are located;

C. Each Related Refinery Owner and the Relevant Asset Owner (except El Dorado Operating) has previously entered into a Prior Services Agreement pursuant to which the applicable Related Refinery Owner provides certain Service Items to the Relevant Asset Owner that are necessary to operate and maintain such Relevant Asset Owner’s Assets at the Refinery Complex;

D. Each Related Refinery Owner and each Relevant Asset Owner (except El Dorado Operating) entered into the Original Master Site Services Agreement which amended and restated in its entirety their respective Prior Agreement from and after January 1, 2015, all in accordance with the terms and conditions set forth in the Original Master Site Services Agreement; and

E. Each Related Refinery Owner and each Relevant Asset Owner now desires to amend and restate the Original Master Site Services Agreement in its entirety, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Capitalized terms used throughout this Agreement and not otherwise defined herein shall have the meanings set forth on Exhibit B.

1.2 Interpretation. Matters relating to the interpretation of this Agreement are set forth on Exhibit C.

1.3 Independent Obligations. The Parties hereby acknowledge and agree that (a) the obligations of each Relevant Asset Owner and each Related Refinery Owner are independent of any obligation of any other Relevant Asset Owner and Related Refinery Owner, respectively, (b) the Parties shall look solely to their counterparty (as identified on Exhibit A) for fulfillment of their respective obligations under this Agreement; (c) no Relevant Asset Owner or Related Refinery Owner shall be obligated to fulfill any of the obligations of any other Relevant Asset Owner or Related Refinery Owner, respectively, and shall have no liability for such obligations.

1.4 Prior Services Agreements. The Original Master Site Services Agreement amended and restated each Prior Agreement in its entirety from and after January 1, 2015 through the Effective Time of this Agreement. It is the Parties’ intent that the terms and provisions of this Agreement shall be effective and govern from and after the Effective Time. Any matters first arising prior to January 1, 2015 shall be governed by the Prior Service Agreement relating thereto, if any.

ARTICLE 2

RELATIONSHIP OF PARTIES

2.1 Rights and Obligations. The Parties hereby enter into this Agreement for the purpose of setting forth their respective rights and obligations relating to the provision by the Related Refinery Owner of the Service Items to the Relevant Asset Owner in connection with the Relevant Asset Owner’s ownership, operation and maintenance of its Relevant Assets.

2.2 Nature of the Relationship.

2.2.1 No Limitation on Separate Businesses. Except as provided herein, this Agreement shall not in any manner limit the Parties in carrying on their respective separate businesses or operations or impose upon any Party a fiduciary duty vis-à-vis any other Party.

2.2.2 Independent Operations. Each Related Refinery Owner and each applicable Relevant Asset Owner recognize that portions of each of their respective businesses and operations are conducted within the Refinery Complex, and that necessary interactions result from such proximity. The respective businesses and operations of the Related Refinery Owner and Relevant Asset Owner will be managed and conducted by them, as independent companies, and each shall act and conduct its business and operations independently wherever possible. Further, each Related Refinery Owner and Relevant Asset Owner recognize their mutual responsibility to support the capability of each other to conduct their respective businesses and operations for routine and non-routine activities (including start-ups, shut downs, turnarounds, emergencies and other infrequent events).

2.2.3 No Partnership. Notwithstanding the foregoing, nothing in this Agreement and no actions taken by the Related Refinery Owner and the Relevant Asset Owner shall constitute a partnership, joint venture, association or other co-operative entity among the Related Refinery Owner and the Relevant Asset Owner or authorize either the Related Refinery Owner or the Relevant Asset Owner to represent or contract on behalf of the other. Each Related Refinery Owner, as the supplier of the Service Items, is acting solely as an independent contractor and is not an agent of any Relevant Asset Owner. The provision of the Service Items hereunder shall be under the sole supervision, control and direction of the Related Refinery Owner and not the Relevant Asset Owner. No Party is authorized to legally bind or act as an agent for any other Party.

2.2.4 Permits. Notwithstanding the Relevant Asset Owner’s obligation to maintain and operate the Relevant Assets and Additional Improvements and comply with Applicable Laws, the Related Refinery Owner and the Relevant Asset Owner acknowledge that the Related Refinery Owner may, as required by any applicable Governmental Authorities, maintain air quality and other environmental permits in its name. Consequently and also for the ease of administration, the Related Refinery Owner may maintain in its name the air quality permits and other authorizations applicable to all, or part of, the Relevant Assets and Additional Improvements and may be responsible for making any reports or other notifications to Governmental Authorities pursuant to such permits or Applicable Laws; provided that

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upon the Related Refinery Owner’s written request the Relevant Asset Owner shall apply for, obtain and maintain any such permits in its name. Nothing in this Agreement shall reduce the Relevant Asset Owner’s obligations under Applicable Laws with respect to the Relevant Assets and Additional Improvements.

ARTICLE 3

PROVISION OF SERVICE ITEMS

3.1 Provision of Service Items.

3.1.1 Service Items. During the Applicable Term of this Agreement, the Related Refinery Owner shall make available and provide to the Relevant Asset Owner, in accordance with the terms and conditions of this Agreement, the Service Items for such Relevant Asset Owner as described more fully on Exhibit D to this Agreement for use by the Relevant Asset Owner and any of its Affiliates and agents in connection with the Relevant Asset Owner’s ownership, operation and maintenance of the Relevant Assets and any Additional Improvements.

3.1.2 Quality of Service Items. If the Relevant Asset Owner reasonably believes in good faith that a Service Item provided is not of the quality or quantity necessary to operate and maintain the Relevant Assets and any Additional Improvements as currently operated and maintained, the Relevant Asset Owner may deliver written notice of such claim to the Related Refinery Owner. If the Related Refinery Owner does not reasonably satisfy the Relevant Asset Owner’s claim pursuant to the foregoing sentence within 30 days after receipt of such notice (or if such claim is of a nature that cannot be resolved within 30 days, if the Related Refinery Owner does not commence to satisfy such claim within 30 days after receipt of such notice and thereafter diligently pursue satisfying such claim to completion), then the Relevant Asset Owner may reject such Service Item and submit a proposal to the Related Refinery Owner to reduce the amount of the Annual Service Fee set forth on Exhibit E in accordance with Section 4.3. If the Related Refinery Owner refuses to reduce the Annual Service Fee, the Dispute shall be resolved in accordance with the provisions of Article 9.

3.1.3 Notifications. The Related Refinery Owner shall notify the Relevant Asset Owner as soon as practicable of any actual or anticipated changes in the character of any Service Item or any actual or anticipated interruptions, shut-downs, turnarounds or similar events that may adversely affect the provision of any Service Item.

3.1.4 Standard of Care. The Related Refinery Owner shall provide all Service Items to the Relevant Asset Owner and perform all services hereunder in accordance with Standard Operating Practice. The provision of all Service Items and services hereunder shall be on a non-discriminatory basis comparable to that provided or performed by the Related Refinery Owner with respect to its own business at the Refinery Complex unless otherwise specified herein.

3.2 Increased Quantities and Additional Service Items.

3.2.1 Adjustments to Service Items. If subsequent to the date hereof increased quantities of any Service Items are reasonably required by a Relevant Asset Owner from the Related Refinery Owner in connection with its ownership, operation or maintenance of the Relevant Assets or any improvements or additions thereto, the Related Refinery Owner shall use commercially reasonable efforts to provide such increased quantities of such Service Item on the same terms and conditions set forth in Exhibit D, so long as the provision of such increased quantities does not interfere in any material respect with the Related Refinery Owner’s operations at the Refinery Complex or require the Related Refinery Owner to make a capital improvement to any Service Asset. If the provision by the Related Refinery

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Owner of increased quantities of any Service Item requested by the Relevant Asset Owner would require the Related Refinery Owner to make such a capital improvement, then the Relevant Asset Owner may submit a request to the Related Refinery Owner pursuant to Section 6.1. The applicable Annual Service Fee with respect to increased quantities of any Service Item requested by a Relevant Asset Owner may be increased in accordance with Article 4. Notwithstanding anything to the contrary herein, in the event that:

(a) the Relevant Asset Owner uses the Relevant Assets to provide services to third parties,

(b) the Relevant Asset Owner’s provision of such third-party services results in a material increase of any Service Item required by the Relevant Asset Owner, and

(c) provision of such Service Items is available to the Relevant Asset Owner from third-party vendors on commercially reasonable terms,

then the Related Refinery Owner may decline to provide such increased and additional Service Item. Further, if, in the Related Refinery Owner’s sole discretion, the provision of any Service Item by the Related Refinery Owner in connection with the Relevant Asset Owner’s provision of services to third parties could expose the Related Refinery Owner or the Related Refinery Owner’s assets to environmental risk or liability, then the Related Refinery Owner may refuse to provide such Service Item in connection with the Relevant Asset Owner’s provision of services to third parties.

3.2.2 New Service Items. If subsequent to the date hereof one or more additional Service Items not specifically described herein, but which are being produced or utilized by the Related Refinery Owner or its Affiliates in the normal course of their operations at the Refinery Complex (“Additional Service Items”), are or become reasonably necessary to operate or maintain the Relevant Assets and any Additional Improvements, the Related Refinery Owner shall use commercially reasonable efforts to provide such Additional Service Items to the Relevant Asset Owner on terms and conditions consistent with the provision of the existing Service Items provided by the Related Refinery Owner. The applicable Annual Service Fee with respect to such Additional Service Items may be increased in accordance with Article 4.

3.3 Use of Service Items. Each Relevant Asset Owner agrees to utilize the Service Items provided to it by the Related Refinery Owner solely in connection with its ownership, operation and maintenance of the Relevant Assets and any Additional Improvements; provided, however, that no provision of this Agreement shall obligate any Relevant Asset Owner in any way to utilize all or part of the Service Items provided by the Related Refinery Owner.

3.4 Service Assets. Subject to Article 8, each Related Refinery Owner shall be responsible for operating and maintaining its respective Service Assets, at its sole cost and expense, in accordance with Standard Operating Practice. Except for any capital improvement project proposed by a Relevant Asset Owner under Article 6 or undertaken by a Relevant Asset Owner under Article 5, the Related Refinery Owner shall be responsible for all costs and expenses of any capital improvements to, or acquisitions of additional, Services Assets.

3.5 Access. The relative rights of access for the Related Refinery Owner and the Relevant Asset Owner for each Refinery Complex are set forth in the Master Lease and Access Agreement.

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ARTICLE 4

ANNUAL SERVICE FEE

4.1 Annual Service Fee. Within thirty (30) days following the end of each calendar month, the Relevant Asset Owner will pay the Related Refinery Owner an amount equal to one-twelfth (1/12) of the aggregate of its fees set forth on Exhibit E (the “Annual Service Fee”) for the provision by the Related Refinery Owner and its Affiliates to the Relevant Asset Owner during such calendar month of all the Service Items described in Exhibit D. The monthly payment for the first month under the Applicable Term of this Agreement will be prorated based on the number of days elapsed from the date of this Agreement through the last day of the first calendar month and the number of days in such calendar month.

4.2 Increases in Annual Service Fee.

4.2.1 Annual Adjustment. The Annual Service Fee shall be adjusted on July 1 of each calendar year, commencing on the first July 1 following the Effective Date, by an amount equal to the PPI Adjustment; provided, that, effective as of the date hereof, the Annual Service Fee shall never be increased by more than 3% for any such calendar year. If the PPI is no longer published, then the Parties shall negotiate in good faith to agree on a new index that gives comparable protection against inflation, and the same method of adjustment for increases in the new index shall be used to calculate increases in the Annual Service Fee. If the Parties are unable to agree, a new index will be determined by binding arbitration in accordance with Section 9.1.4.

4.2.2 Additional Cost Adjustment. Each Related Refinery Owner may also increase the Annual Service Fee to be paid by the Relevant Asset Owner for any calendar year by an amount equal to the actual cost to the Related Refinery Owner of providing increased quantities of any Service Item or of providing any Additional Service Items pursuant to Section 3.2.1 and Section 3.2.2 to the Relevant Asset Owner.

4.3 Reduction of Annual Service Fee. Within thirty (30) days following the end of each calendar year, the Relevant Asset Owner will have the right to submit to the Related Refinery Owner a proposal to reduce the amount of the Annual Service Fee or other charges paid (or to be paid) for that year if the Relevant Asset Owner reasonably believes, in good faith, that one or more Service Items provided by the Related Refinery Owner for that year was not of the quality or quantity necessary to operate and maintain the Relevant Assets as currently operated and maintained. If the Relevant Asset Owner submits such a proposal to the Related Refinery Owner, the Relevant Asset Owner and the Related Refinery Owner shall determine in good faith the reduction, if any, to the Annual Service Fee for that year. If the Parties are unable to reach an agreement with respect to any such proposals, such Dispute shall be resolved in accordance with Article 9.

ARTICLE 5

CONNECTION FACILITIES

5.1 Connection Facilities.

5.1.1 Connection Facilities. Where necessary, the Relevant Asset Owner shall install or cause to be installed, at the expense of the Relevant Asset Owner or, if mutually agreed, the Related Refinery Owner, one or more Connection Facilities, which shall be of a quality and type reasonably necessary to establish appropriate interconnections between the Relevant Assets and the Service Assets. The design of any necessary Connection Facilities shall be submitted by the Relevant Asset Owner for review by the Related Refinery Owner. The Related Refinery Owner shall have thirty (30) days in which

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to notify the Relevant Asset Owner of any modifications that are necessary to conform the design to Standard Operating Practices and to comply with requirements of Governmental Authorities, otherwise the Related Refinery Owner shall be deemed to have approved such design.

5.1.2 Cooperation. The Relevant Asset Owner and the Related Refinery Owner shall reasonably cooperate with one another with respect to the installation, operation and maintenance of the Connection Facilities so as to minimize any disruption to the operation of the Refinery Complex, the Relevant Assets and the Service Assets.

ARTICLE 6

CAPITAL IMPROVEMENTS

6.1 Capital Improvements Relating to Provision of Service Items.

6.1.1 Requests for Capital Improvements. The Relevant Asset Owner may submit from time to time to the Related Refinery Owner written requests for the Related Refinery Owner to undertake capital improvement projects relating to the provision by the Related Refinery Owner of Service Items. Any such requests shall specify in reasonable detail:

(a) the capital improvements to be made;

(b) any permits that may be required;

(c) the estimated cost of such capital improvements;

(d) any proposed changes to this Agreement; and

(e) any other relevant information relating to such capital improvement project.

6.1.2 Response to Requests for Capital Improvements. The Related Refinery Owner agrees that it will consider in good faith any request pursuant to Section 6.1.2, but it shall have no obligation to agree to undertake any such capital improvement project and may reject such request. The Related Refinery Owner shall provide the Relevant Asset Owner a written explanation for the rejection of any request. If the Related Refinery Owner agrees to undertake any such capital improvement project, the Relevant Asset Owner shall be responsible for all costs associated with such project, without duplication of other amounts paid or payable by the Relevant Asset Owner under this Agreement, including:

(a) the cost of completing the capital improvements;

(b) the Related Refinery Owner’s costs and expenses incurred in connection with such project; and

(c) any increased costs of operation incurred or to be incurred by the Related Refinery Owner as a result of such project;

provided, however, that if other Persons receive any of the benefits of such capital improvement project, such other Persons shall bear their respective pro rata shares of all costs associated with such project (based upon and only to the extent of the relative benefits received by them), and the Relevant Asset Owner’s costs with respect thereto shall be reimbursed by the Related Refinery Owner as, when, if and to the extent savings are received or as, when, if and to the extent the other Person utilizes such benefits.

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ARTICLE 7

MONITORING COMMITTEE

7.1 Monitoring Committee.

7.1.1 Monitoring Committee. Each Related Refinery Owner and Relevant Asset Owner shall jointly establish a committee (the “Monitoring Committee”) to review the performance by the Related Refinery Owner and Relevant Asset Owner of this Agreement and the provision of Service Items by the Related Refinery Owner to the Relevant Asset Owner hereunder in an effort to ensure the smooth and efficient performance of this Agreement. The Monitoring Committee shall be comprised of one representative from the Related Refinery Owner and one representative from the Relevant Asset Owner. In addition, other representatives that such Related Refinery Owner and Relevant Asset Owner may reasonably require shall report to, and attend meetings of, the Monitoring Committee.

7.1.2 Meetings. Each Monitoring Committee shall meet, either in person, by telephone, or other means mutually acceptable to the members of the Monitoring Committee no less than once every six (6) months throughout the Term (other than where the Related Refinery Owner and the Relevant Asset Owner agree that such a periodic meeting is not necessary) and as otherwise reasonably requested by a Related Refinery Owner or the Relevant Asset Owner.

7.1.3 Review of Performance. Each Monitoring Committee shall endeavor in good faith to resolve issues raised in respect of the performance of this Agreement and the provision of any Service Item hereunder for its respective Related Refinery Owner and Relevant Asset Owner. Each Monitoring Committee shall review the performance of its respective Related Refinery Owner and Relevant Asset Owner in the provision and receipt of Service Items under this Agreement and shall consider any proposed improvement plans.

7.1.4 Recommendations. Each Monitoring Committee shall have the authority to develop modifications or amendments to its respective portion of the Exhibits to this Agreement on behalf of its respective Related Refinery Owner and Relevant Asset Owner; however, to become effective any such modifications or amendments must be in writing and be duly signed by the Related Refinery Owner and Relevant Asset Owner. Each Monitoring Committee shall, as needed to carry out its duties under this Article 7, develop mutually agreed protocols and administrative procedures.

ARTICLE 8

LIABILITY AND INDEMNIFICATION

8.1 Limitation of Liability; Indemnity. The Parties acknowledge and agree that the provisions relating to force majeure, indemnity and the limitation of liability are set forth in the Omnibus Agreement. Notwithstanding anything in this Agreement or the Omnibus Agreement to the contrary and solely for the purpose of determining which of the Related Refinery Owners or Relevant Asset Owners shall be liable in a particular circumstance, neither a Related Refinery Owner nor a Relevant Asset Owner shall be liable to another Party for any loss, damage, injury, judgment, claim, cost, expense or other liability suffered or incurred (collectively, “Damages”) by such Party except to the extent set forth in the Omnibus Agreement and to the extent that the Related Refinery Owner or Relevant Asset Owner causes such Damages or owns or operates the assets or other property in question responsible for causing such Damages. In no event shall any Related Refinery Owner have any liability to another Related Refinery Owner, or shall any Relevant Asset Owner have any liability to another Relevant Asset Owner, for Damages, regardless of how caused or under any theory of recovery.

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8.2 Survival. The provisions of this Article 8 shall survive the termination of this Agreement.

ARTICLE 9

DISPUTE RESOLUTION

9.1 Dispute Resolution.

9.1.1 Dispute Resolution Procedures. Any Dispute arising out of or in connection with this Agreement, including any question regarding the existence, validity or termination of this Agreement, shall be exclusively resolved in accordance with this Article 9 and the provisions relating to dispute resolution set forth in the Omnibus Agreement.

9.1.2 Initial Meeting. In the event of a Dispute between a Related Refinery Owner and the Relevant Asset Owner, the Related Refinery Owner and the Relevant Asset Owner shall, within ten (10) days of a written request by either of them to the other, meet in good faith to resolve such Dispute.

9.1.3 Submission to Monitoring Committee. Any Dispute that cannot be resolved by the Related Refinery Owner and the Relevant Asset Owner shall be submitted to their respective Monitoring Committee which shall endeavor to amicably resolve the Dispute. The Related Refinery Owner and the Relevant Asset Owner shall provide their respective Monitoring Committee with such information as it reasonably requires to enable it to determine the issues relevant to the Dispute.

9.1.4 Resolution Pursuant to Omnibus Agreement. If the Related Refinery Owner and the Relevant Asset Owner are unable to resolve the dispute within fifteen (15) days after submission of such dispute to the Monitoring Committee (or such other period as may be agreed by the Related Refinery Owner and the Relevant Asset Owner), the matter shall be resolved in the manner provided for Dispute resolution in the Omnibus Agreement.

9.1.5 Performance During Dispute. Pending resolution of any Dispute between the Related Refinery Owner and the Relevant Asset Owner, the Related Refinery Owner and the Relevant Asset Owner shall continue to perform in good faith their respective obligations under this Agreement based upon the last agreed performance demonstrated prior to the Dispute.

ARTICLE 10

TERM AND TERMINATION

10.1 Applicable Term. This Agreement shall be in full force and effect on and from the date hereof and shall continue for the Applicable Term as to each Related Refinery Owner and Relevant Asset Owner for a term that is coterminous with the Master Lease and Access Agreement between such Related Refinery Owner and the Relevant Asset Owner such that if the Applicable Term in the Master Lease and Access Agreement is terminated or expires for any reason, this Agreement shall also be deemed to have terminated with respect to such Related Refinery Owner and Relevant Asset Owner on the same date of the termination or expiration of the Master Lease and Access Agreement.

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10.2 Termination by Related Refinery Owner. Each Related Refinery Owner may, in addition to its other remedies, terminate this Agreement, with respect to itself and the Relevant Asset Owner only, as a whole in any one of the following circumstances:

(a) if a Bankruptcy Event occurs and is continuing in relation to the Relevant Asset Owner or its Affiliates and the Relevant Asset Owner does not provide adequate assurances to such Related Refinery Owner within thirty (30) days of the occurrence of the Bankruptcy Event that the Relevant Asset Owner will continue to pay the Annual Service Fee and other charges on the terms and conditions of this Agreement;

(b) with no less than thirty (30) days prior written notice following a decision by the Relevant Asset Owner to discontinue the operation of all or substantially all of the Relevant Assets and any Additional Improvements; or

(c) if the Relevant Asset Owner without proper justification fails to pay any undisputed Annual Service Fee (or portion thereof) or other charge its owes within thirty (30) days of the date when such payment became due, and such failure continues thereafter for a period of thirty (30) days after written notice from such Related Refinery Owner.

10.3 Effect of Termination.

10.3.1 Mitigation Measures. Each Related Refinery Owner shall use its reasonable commercial efforts to minimize any adverse effect to the Relevant Asset Owner resulting from the termination of the rendering, in whole or in part, of any Service Item under this Agreement.

10.3.2 Accounting. Within sixty (60) days after termination of this Agreement in whole with respect to any Related Refinery Owner and the Relevant Asset Owner, the Related Refinery Owner shall provide the Relevant Asset Owner with a final accounting of the amount of (i) any Annual Service Fee and other applicable charges due with respect to the period beginning on January 1 of the calendar year in which the termination occurred and ending on the effective date of the termination; and (ii) any unpaid and undisputed Annual Service Fee and other applicable charges attributable to the prior calendar year. If the Relevant Asset Owner agrees with the total amount shown on the final accounting, the Relevant Asset Owner shall pay the Related Refinery Owner such amount within thirty (30) days following the receipt of such final accounting. The Related Refinery Owner and the Relevant Asset Owner shall meet in good faith to resolve any Dispute relating to the final accounting as expeditiously as possible.

10.3.3 No Prejudice. Any termination of this Agreement, either in whole or in part with respect to a Related Refinery Owner and the Relevant Asset Owner, and termination of any individual Service Item with respect to a Related Refinery Owner and the Relevant Asset Owner shall be without prejudice to the accrued rights, remedies and liabilities of the Related Refinery Owner and the Relevant Asset Owner at the time of such termination and all provisions of this Agreement necessary for the full enjoyment thereof shall survive such termination for the period so necessary.

10.3.4 Termination Abeyance During Dispute. If there is a Dispute regarding the termination of this Agreement with respect to a Related Refinery Owner and the Relevant Asset Owner or a Service Item under this Article 10, then no termination shall occur until thirty (30) days following resolution of the Dispute or by written agreement of the Related Refinery Owner and the Relevant Asset Owner.

ARTICLE 11

GENERAL PROVISIONS

11.1 Intellectual Property Rights. Neither this Agreement nor the performance by any of the Parties of its duties hereunder shall operate to convey, license or otherwise transfer from one Party to the

9

other any patent, know-how, trade secrets or other intellectual property rights. The copyright, property and any other rights in any document or material supplied under this Agreement shall, in the absence of any express provision to the contrary thereon, remain with the disclosing Party.

11.2 Notices. Any notice or other communication given under this Agreement shall be in writing and shall be delivered in accordance with the requirements for notices set forth in the Omnibus Agreement.

11.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.4 Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof as applicable to such Party and supersedes all prior agreements and undertakings, both written and oral, between a Related Refinery Owner and the Relevant Asset Owner with respect to the subject matter hereof.

11.5 Waiver. To be effective, any waiver of any right under this Agreement must be in writing and signed by a duly authorized officer or representative of the Party bound thereby.

11.6 Incorporation by Reference. Any reference herein to any Exhibit to this Agreement will incorporate such Exhibit herein as if it were set out in full in the text of this Agreement.

11.7 Succession and Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned without the prior written consent of the Related Refinery Owner (in the case of any assignment by the Relevant Asset Owner) or the Relevant Asset Owner (in the case of any assignment by the Related Refinery Owner), in each case, such consent is not to be unreasonably withheld or delayed; provided, however, that (i) a Relevant Asset Owner may make such an assignment (including a partial pro rata assignment) to its Affiliate without the Related Refinery Owner’s consent, (ii) a Related Refinery Owner may make such an assignment (including a pro rata partial assignment) to its Affiliate without the Relevant Asset Owner’s consent, (iii) a Related Refinery Owner may make a collateral assignment of its rights and obligations hereunder, and (iv) a Relevant Asset Owner may make a collateral assignment of its rights hereunder and/or grant a security interest in all or a portion of the its Relevant Assets to a bona fide third party lender or debt holder, or trustee or representative for any of them, without the Related Refinery Owner’s consent, if such third party lender, debt holder or trustee shall have executed and delivered to the Related Refinery Owner a non-disturbance agreement in such form as is reasonably satisfactory to the Related Refinery Owner and such third party lender, debt holder or trustee and the Related Refinery Owner executes an acknowledgement of such collateral assignment in such form as may from time to time be reasonably requested. Any attempt to make an assignment otherwise than as permitted by the foregoing shall be null and void. The assigning Party agrees to require its respective successors, if any, to expressly assume, in a form of agreement reasonably acceptable to the other Parties, its obligations under this Agreement. Notwithstanding anything to the contrary herein, a Related Refinery Owner may engage third-party contractors to perform any of the services or actions it is required to perform hereunder without the Relevant Asset Owner’s prior consent.

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11.8 Binding Effect. This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

11.9 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the Parties hereto.

11.10 No Third Party Beneficiaries. Any Person not a Party to this Agreement shall have no rights under this Agreement as a third party beneficiary or otherwise.

11.11 Governing Law. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE RELEVANT ASSETS ARE LOCATED WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11.12 Cooperation. The Parties acknowledge that they are entering into a long-term arrangement in which the cooperation of the Related Refinery Owner and the Relevant Asset Owner will be required. If, during the Applicable Term of this Agreement, changes in the operations, facilities or methods of either the Related Refinery Owner or the Relevant Asset Owner will materially benefit one of them without detriment to the other, the Related Refinery Owner or the Relevant Asset Owner commit to each other to make reasonable efforts to cooperate and assist each other.

11.13 Further Assurances. The Parties shall execute such additional documents and shall cause such additional actions to be taken as may be required or, in the judgment of any Party, be necessary or desirable, to effect or evidence the provisions of this Agreement and the transactions contemplated hereby.

11.14 Recording. Upon the request of any Party, the Parties hereto shall execute, acknowledge, deliver and record a “short form” memorandum of this Agreement.

11.15 Conflicts Between Agreements. In the event a conflict between the terms and conditions contained in the applicable Throughput Agreement or the other Ancillary Agreements for the Relevant Assets and this Agreement arises in connection with any matter pertaining to the provision of the Service Items, the terms and conditions contained in the applicable Throughput Agreement will govern. Nothing contained in this Agreement shall be deemed to limit or restrict the Relevant Asset Owner’s rights to fully use and enjoy the rights and benefits it has under the Purchase Agreement or the other Ancillary Agreements.

11.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.17 Joinder by Affiliates of Parties. From time to time, an Affiliate of a Relevant Asset Owner who own assets at a refinery (whether now or in the future owned by a Related Refinery Owner or its Affiliate), may desire to become a party to this Agreement so as to have such refinery owner provide Service Items in connection with such assets, upon such terms and conditions that such Relevant Asset Owner (or its Affiliate) and the refinery owner may agree. The joinder of such Relevant Asset Owner’s Affiliate and/or a Related Refinery Owner’s Affiliate to this Agreement shall be effective upon the execution of a joinder agreement (a “Joinder”), in form and substance acceptable to such parties. The Joinder shall specify such Affiliate’s “Relevant Assets,” the Service Items, Applicable Term and the

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related Annual Service Fee, and shall include any provisions unique to such Affiliate’s Relevant Assets. In executing the Joinder, such parties thereby acknowledge, represent and warrant that they have read and are familiar with the terms and conditions of this Agreement and upon execution of the Joinder, and that this Agreement is the binding and enforceable obligation of them, modified only as expressly set forth in such Joinder. The Joinder shall be for the sole purpose of joining such Affiliate(s) to this Agreement and, except as expressly set forth in the Joinder only with respect to such Affiliate(s), shall not alter, modify or affect any of the terms or conditions of this Agreement as they relate to such Affiliate(s), the Relevant Asset Owners or the Related Refinery Owners, all of which remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Master Site Services Agreement to be executed by their duly authorized officers or representatives to be effective as of the Effective Date.

Related Refinery Owners:

FRONTIER EL DORADO REFINING LLC
FRONTIER REFINING LLC
HOLLY REFINING & MARKETING – TULSA LLC
HOLLY REFINING & MARKETING COMPANY – WOODS CROSS LLC
NAVAJO REFINING COMPANY, L.L.C.

By:
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Relevant Asset Owners:

EL DORADO LOGISTICS LLC
EL DORADO OPERATING LLC
CHEYENNE LOGISTICS LLC
HEP TULSA LLC

By:
Name:	Richard L. Voliva III
Title:	Vice President and Chief Financial Officer

HEP WOODS CROSS, L.L.C.
HEP PIPELINE, L.L.C.

	By:	Holly Energy Partners – Operating, L.P., its sole member

By:
		Name:	Richard L. Voliva III
		Title:	Vice President and Chief Financial Officer

Exhibit A

to

Amended and Restated Master Site Services Agreement

Parties

•	Frontier El Dorado and El Dorado Logistics with respect to the Service Items provided by Frontier El Dorado to El Dorado Logistics;

•	Frontier El Dorado and El Dorado Operating with respect to the Service Items provided by Frontier El Dorado to El Dorado Operating;

•	Frontier Cheyenne and Cheyenne Logistics with respect to the Service Items provided by Frontier Cheyenne to Cheyenne Logistics;

•	Holly Tulsa and HEP Tulsa with respect to the Service Items provided by Holly Tulsa to HEP Tulsa;

•	Holly Woods Cross and HEP Woods Cross with respect to the Service Items provided by Holly Woods Cross to HEP Woods Cross; and

•	Navajo and HEP Pipeline with respect to the Service Items provided by Navajo to HEP Pipeline.

Exhibit A-1

Exhibit B

to

Amended and Restated Master Site Services Agreement

Definitions

“Affiliate” means, with to respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term “control” includes (a) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (b) ownership of 50% or more of the equity or equivalent interest in any person, or (c) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, the Owners, on the one hand, and the Operator, on the other hand, shall not be considered Affiliates of each other.

“Additional Improvements” shall have the meaning given such term in the Master Lease and Access Agreement.

“Additional Service Items” is defined in Section 3.2(b).

“Agreement” is defined in the preamble.

“Ancillary Agreements” means, collectively, any other agreement executed by the Related Refinery Owner and the Relevant Asset Owner in connection with the Operating Partnership’s acquisition of the Relevant Asset Owner and the Relevant Asset Owner’s ownership of the Relevant Assets or the Relevant Asset Owner’s acquisition of the Relevant Assets, as the case may be, that has not been otherwise amended or superseded.

“Annual Service Fee” is defined in Section 4.1.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination of, any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

“Applicable Term” as to each Relevant Asset Owner and each Related Refinery Owner has the same meaning as set forth in the Master Lease and Access Agreement.

“Bankruptcy Event” means, in relation to any Party,

(a) the making of a general assignment for the benefit of creditors by such Party;

(b) the entering into of any arrangement or composition with creditors as a result of insolvency (other than for the purposes of a solvent reconstruction or amalgamation);

Exhibit B-1

(c) the institution by such Party of proceedings:

(i) seeking to adjudicate such Party as bankrupt or insolvent or seeking protection or relief from creditors,

(ii) seeking liquidation, winding up, or rearrangement, reorganization or adjustment of such Party or its debts (other than for purposes of a solvent reconstruction or amalgamation), or

(iii) seeking the entry of an order for the appointment of a receiver, trustee or other similar official for such Party or for all or a substantial part of such Party’s assets.

(d) the institution of any proceeding of the type described in the third bullet above against such Party, which proceeding shall not have been dismissed within ninety (90) days following its institution.

“Cheyenne Logistics” means Cheyenne Logistics LLC, a Delaware limited liability company.

“Claim” means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.

“Connection Facilities” means all physical interconnections and related equipment and facilities required to deliver the Service Items described in Exhibit D to the Relevant Assets from various locations within the Refinery Complex.

“Dispute” means any dispute or difference that arises between two or more Parties in connection with or arising out of this Agreement (including, any dispute as to the termination or invalidity of this Agreement or any provision of it).

“Effective Date” is defined in the preamble.

“Effective Time” is defined in the preamble.

“El Dorado Logistics” means El Dorado Logistics LLC, a Delaware limited liability company.

“El Dorado Operating” means El Dorado Operating LLC, a Delaware limited liability company.

“Frontier Cheyenne” means Frontier Refining LLC, a Delaware limited liability company.

“Frontier El Dorado” means Frontier El Dorado Refining LLC, a Delaware limited liability company.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“HEP Pipeline” means HEP Pipeline, L.L.C., a Delaware limited liability company.

Exhibit B-2

“HEP Tulsa” means HEP Tulsa LLC, a Delaware limited liability company.

“HEP Woods Cross” means HEP Woods Cross, L.L.C., a Delaware limited liability company.

“Holly Tulsa” means Holly Refining & Marketing – Tulsa LLC, a Delaware limited liability company.

“Holly Woods Cross” means Holly Refining & Marketing Company – Woods Cross LLC, a Delaware limited liability company.

“Master Lease and Access Agreement” means that certain Amended and Restated Master Lease and Access Agreement, dated effective as of the effective date hereof, between the Related Refinery Owner and the Relevant Asset Owner, as may be amended, modified or restated from time to time, pursuant to which the Related Refinery Owner leases to the Relevant Asset Owner real property at the Refinery Complex on which all or a part of the Relevant Assets are located.

“Monitoring Committee” is defined in Section 7.1(a).

“Navajo” means Navajo Refining Company, L.L.C., a Delaware limited liability company.

“Omnibus Agreement” means the Thirteenth Amended and Restated Omnibus Agreement among the Parties and others, dated as of the date hereof, as may be amended, modified or supplemented from time to time.

“Operating Partnership” means Holly Energy Partners - Operating, L.P., a Delaware limited partnership.

“Original Master Site Services Agreement” means that certain Master Site Services Agreement effective as of January 1, 2015 among the Related Refinery Owners and the Relevant Asset Owners (except El Dorado Operating).

“Parties” or “Party” means the Related Refinery Owners and the Relevant Asset Owners collectively and any of them individually.

“Person” means any individual or entity, including any partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority (or any department, agency or political subdivision thereof).

“PPI” means the Producers Price Index-Commodities-Finished Goods, (PPI), et al.

“PPI Adjustment” means the upper change in the annual change rounded to four decimal places of the PPI, produced by the U.S. Department of Labor, Bureaus of Labor Statistics; provided that the Annual Service Fee shall never be increased by more than 3% for any such calendar year. The series ID is WPUSOP3000 – located at http://www.bls.gov/data/. The change factor shall be calculated as follows: annual PPI index (most current year) less annual PPI index (most current year minus 1) divided by annual PPI index (most current year minus 1). An example for year 2009 change is: [PPI (2008) – PPI (2007)] / PPI (2007) or (177.1 – 166.6) / 166.6 or .063 or 6.3%. If the PPI change is negative in a given year then there will be no change in the Annual Service Fee.

“Premises” shall have the meaning set forth in the Master Lease and Access Agreement.

Exhibit B-3

“Prior Services Agreement” means:

with respect to:	Refinery Complex:
Frontier El Dorado and El Dorado Logistics	Site Services Agreement (El Dorado), dated as of November 9, 2011

Frontier Cheyenne and Cheyenne Logistics	Site Services Agreement (Cheyenne), dated as of November 9, 2011

Holly Tulsa and HEP Tulsa	Second Amended and Restated Site Services Agreement (Tulsa), dated as of August 31, 2011

Holly Woods Cross and HEP Woods Cross	Site Services Agreement (Woods Cross), dated as of February 29, 2008

Navajo and HEP Pipeline (Artesia)	Site Services Agreement (Artesia), dated as of February 29, 2008

Navajo and HEP Pipeline (Lovington)	Site Services Agreement (Lovington), dated as of February 29, 2008

“Purchase Agreements” means the relevant purchase agreement entered into between HollyFrontier Corporation (or its predecessor in interest) pursuant to which the Operating Partnership acquired the Relevant Asset Owner.

“Refinery Complex” means:

with respect to:	Refinery Complex:
Frontier El Dorado and El Dorado Logistics or Frontier El Dorado and El Dorado Logistics	the refinery complex owned by Frontier El Dorado, commonly known as the El Dorado Refinery, and located in the City of El Dorado, Butler County, Kansas

Frontier Cheyenne and Cheyenne Logistics	the refinery complex owned by Frontier Cheyenne, commonly known as the Cheyenne Refinery, and located in the City of Cheyenne, Laramie County, Wyoming

Holly Tulsa and HEP Tulsa	collectively, the refinery complex owned by Holly Tulsa commonly known as the East Tulsa Refinery, and located in the City of Tulsa, Tulsa County, Oklahoma, and the refinery complex owned by Holly Tulsa commonly known as the West Tulsa Refinery, and located in the City of Tulsa, Tulsa County, Oklahoma

Holly Woods Cross and HEP Woods Cross	the refinery complex owned by Holly Woods Cross, commonly known as the Woods Cross Refinery, and located near the City of Woods Cross, Davis County, Utah

Navajo and HEP Pipeline (Artesia)	the refinery complex owned by Navajo, commonly known as the Navajo Refinery, and located near the City of Artesia, Eddy County, New Mexico

Navajo and HEP Pipeline (Lovington)	the refinery complex owned by Navajo, commonly known as the Navajo Refinery, and located near the City of Lovington, Lea County, New Mexico

Exhibit B-4

“Related Refinery Owner” means:

with respect to:	Related Refinery Owner:
El Dorado Logistics or El Dorado Operating	Frontier El Dorado

Cheyenne Logistics	Frontier Cheyenne

HEP Tulsa	Holly Tulsa

HEP Woods Cross	Holly Woods Cross

HEP Pipeline (Artesia) or HEP Pipeline (Lovington)	Navajo

“Relevant Asset Owner” means:

with respect to:	Relevant Asset Owner:
Frontier El Dorado	El Dorado Logistics or El Dorado Operating, as applicable

Frontier Cheyenne	Cheyenne Logistics

Holly Tulsa	HEP Tulsa

Holly Woods Cross	HEP Woods Cross

Navajo	HEP Pipeline (Artesia) or HEP Pipeline (Lovington) (as applicable)

“Relevant Assets” shall have the meaning set forth in the Master Lease and Access Agreement.

“Service Assets” means the systems and facilities located at the Refinery Complex that are used in or necessary for the provision of the Service Items by the Related Refinery Owner to the Relevant Asset Owner pursuant to this Agreement. The Service Assets shall include any Connection Facilities.

“Service Items” means the certain services, utilities, materials and facilities, as more fully described on Exhibit A, to be provided by the Related Refinery Owner to the Relevant Asset Owner that are necessary to operate and maintain the Relevant Assets as currently operated and maintained.

“Standard Operating Practice” means such practices, methods, acts, techniques, and standards as are in accordance with the normal and customary practices in the industry and applicable Laws, and consistent with the historical operation of the Refinery Complex by the Related Refinery Owner.

“Third Party” means any Person other than a Party to this Agreement or their respective Affiliates.

“Throughput Agreement” means the relevant throughput agreement or tolling agreement, as applicable, entered into between the Related Refinery Owner and the Relevant Asset Owner.

Exhibit B-5

Exhibit C

to

Amended and Restated Master Site Services Agreement

Interpretation

As used in this Lease, unless a clear contrary intention appears

(k) any reference to the singular includes the plural and vice versa, any reference to natural persons includes legal persons and vice versa, and any reference to a gender includes the other gender;

(l) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(m) any reference to Articles, Sections and Exhibits are, unless otherwise stated, references to Articles, Sections and Exhibits of or to this Agreement. The headings in this Agreement have been inserted for convenience only and shall not be taken into account in its interpretation;

(n) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended, modified or supplemented and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement;

(o) the Exhibits hereto form an integral part of this Agreement and are equally binding therewith. Any reference to “this Agreement” shall include such Exhibits;

(p) references to a Person shall include any permitted assignee or successor to such Party in accordance with this Agreement and reference to a Person in a particular capacity excludes such Person in any other capacity;

(q) if any period is referred to in this Agreement by way of reference to a number of days, the days shall be calculated exclusively of the first and inclusively of the last day unless the last day falls on a day that is not a Business Day in which case the last day shall be the next succeeding Business Day;

(r) the use of “or” is not intended to be exclusive unless explicitly indicated otherwise;

(s) references to “$” or to “dollars” shall mean the lawful currency of the United States of America; and

The words “includes,” “including,” or any derivation thereof shall mean “including without limitation” or “including, but not limited to.”

Exhibit C-1

Exhibit D

to

Amended and Restated Master Site Services Agreement

Service Items

The following Service Items are provided by the Related Refinery Owner to the Relevant Asset Owner at the Refinery Complex.

Service Item	Refinery Complex
	El Dorado	Cheyenne	Tulsa	Woods Cross	Artesia	Lovington
Wastewater Processing	✓	✓	✓	✓	✓	✓
Fire Protection	✓	✓	✓	✓	✓	✓
Security	✓	✓	✓	✓	✓	✓
Utilities	✓	✓	✓
Air Permit	✓	✓	✓		✓	✓
Solid / Hazardous Waste Processing	✓	✓	✓		✓	✓
Spill Prevention Control and Countermeasures (SPCC) Plan	✓	✓	✓	✓	✓	✓
IT Infrastructure	✓	✓	✓		✓	✓
Office Space	✓	✓	✓		✓	✓
Parking	✓	✓	✓		✓	✓
Maintenance, Warehouse Storage and Shop	✓	✓	✓	✓	✓	✓
Contract Maintenance Labor			✓	✓	✓	✓
Laydown Area	✓	✓	✓		✓	✓
LDAR Monitoring and Reporting	✓	✓	✓	✓	✓	✓
Laboratory Services	✓	✓	✓	✓	✓	✓
Telephones	✓	✓	✓		✓	✓
Medical Management	✓	✓	✓	✓	✓	✓
General Administrative Services	✓

Exhibit D - 1

Description of Service Items

•	Wastewater Processing – Provided that the relevant local, state or federal agency or other political subdivision (the “Relevant Agency”) does not object, all waste water treatment for co-located owners on contiguous property will be supplied from the Related Refinery Owner to the Relevant Asset Owner from existing Refinery Complex sources. This treatment pertains to wastewaters generated by on-site, co-located operations during the normal course of operations. The Related Refinery Owner and the Relevant Asset Owner acknowledge that the Relevant Agency(ies) may impose pre-treatment standards on any wastewaters the Relevant Asset Owner releases to the Related Refinery Owner for processing.

•	Fire Protection – The Related Refinery Owner will provide response support in the event of an emergency. At the El Dorado, Cheyenne and Tulsa Refinery Complexes, the Related Refinery Owner will maintain the existing tank farm fire water system and any necessary improvements will be made by the Related Refinery Owner. Existing firefighting wheeled units and hand units, including necessary water, will be provided by the Related Refinery Owner.

•	Security – All security patrols, monitoring and surveillance will be provided to the Relevant Asset Owner by the Related Refinery Owner.

•	Utilities – Unless otherwise agreed to in a Throughput Agreement, all gas, water, steam, instrument air, cooling water and electricity will be furnished by the Related Refinery Owner for operation of all the Relevant Assets within the Refinery Complex.

•	Air Permit – Unless agreed to otherwise, the Related Refinery Owner will retain the Relevant Assets on all applicable air permits and will handle all agency reporting requirements. The Relevant Asset Owner will supply field data to the Related Refinery Owner necessary for the Related Refinery Owner to fulfill its reporting requirements.

•	Solid / Hazardous Waste Processing – Under the provisions of the Resource Conservation and Recovery Act (RCRA), the Related Refinery Owner and the Relevant Asset Owner will be co-generators of any solid / hazardous wastes that may be generated by the Relevant Asset Owner at the contiguous facility. Any such wastes shipped under a hazardous waste manifest will show the Related Refinery Owner as the generator. For purposes concerning the co-generation of wastes, the Related Refinery Owner is designated as the primary party for the performance of generator responsibilities. For the avoidance of doubt, Relevant Asset Owner will be responsible for, and will pay the cost for disposal of, any waste generated by the normal maintenance and operation of Relevant Asset Owner’s assets (e.g., spent catalysts and absorbents, tank roofs, etc.).

•	Spill Prevention Control and Countermeasures (SPCC) Plan – The Related Refinery Owner will maintain a facility-wide SPCC plan clearly identifying those assets owned by both parties and their resultant responsibilities. The Relevant Asset Owner will maintain any spill/response plans it is required to maintain and will coordinate with the Related Refinery Owner where there is any SPCC plan overlap.

•	IT Infrastructure – The Relevant Asset Owner will be entitled to access and use of all necessary IT infrastructures for the operation of the Relevant Assets. The Related Refinery Owner will maintain all IT infrastructures.

•	Office Space – The Related Refinery Owner will furnish necessary office space for the employees of the Relevant Asset Owner.

Exhibit D - 2

•	Parking – The Related Refinery Owner will provide parking necessary for the Relevant Asset Owner’s (a) employees’ personal vehicles, (b) company-owned vehicles, and (c) auxiliary maintenance equipment.

•	Maintenance, Warehouse Storage and Shop – The Related Refinery Owner will provide all warehouse storage necessary to store maintenance and spare part inventories for the Relevant Asset Owner’s exclusive use.

•	Contract Maintenance Labor – The Related Refinery Owner will provide maintenance labor to the Relevant Asset Owner on an as-needed basis. The Related Refinery Owner will charge the Relevant Asset Owner a pass through rate for the maintenance services.

•	Laydown Area – The Related Refinery Owner will provide the Relevant Asset Owner an outdoor laydown area for maintenance and project activities. The area will be separate from the Refinery Complex’s laydown area. The Relevant Asset Owner will ensure no hazardous materials or waste products are stored in the laydown area.

•	LDAR Monitoring and Reporting – The Related Refinery Owner will provide to the Relevant Asset Owner services necessary to perform leak monitoring on all Relevant Assets within the Refinery Complex as required by any applicable consent decree and any amendments thereto. The Related Refinery Owner’s and the Relevant Asset Owner’s employees will be included in the refinery LDAR training program. The Related Refinery Owner will provide data to the Relevant Asset Owner on all LDAR surveillance activities.

•	Laboratory Services – The Related Refinery Owner will provide all laboratory services necessary for quality control, blending and regulatory activities. The services will include analysis of samples from blend stocks, intermediates, finished products and crude oils. Other laboratory services may be conducted if agreed to between the Related Refinery Owner and the Relevant Asset Owner.

•	Telephones – The Related Refinery Owner will provide all local and long distance telephone (land line only) service.

•	Medical Management – The Related Refinery Owner will provide annual regulatory physicals, occupational injury treatment, case management and regulatory drug and alcohol testing for the employees of the Relevant Asset Owner upon the terms agreed to by the parties from time to time.

•	General Administrative Services – Routine accounting functions and other general administrative services will be provided by the Related Refinery Owner.

Exhibit D - 3

Exhibit E

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Amended and Restated Master Site Services Agreement

Payment for Service Items

Each Relevant Asset Owner will pay the Related Refinery Owner the following for the Service Items:

Annual Service Fee[1]
El Dorado Operating to Frontier El Dorado	$464,060.00
El Dorado Logistics to Frontier El Dorado	$389,951.52
Cheyenne Logistics to Frontier Cheyenne	$259,967.76
HEP Tulsa to Holly Tulsa	$401,650.08
HEP Woods Cross to Holly Woods Cross	$3,944.81
HEP Pipeline to Navajo (Artesia)	$3,944.81
HEP Pipeline to Navajo (Lovington)	$3,944.81

[1]	Effective as of January 1, 2015, except for the payment from El Dorado Operating to Frontier El Dorado, which is effective as of November 1, 2015.

Exhibit E-1

EXHIBIT E

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LLC INTEREST PURCHASE AGREEMENT

Form of Amended and Restated Services and Secondment Agreement

Exhibit E-2

EXHIBIT F

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LLC INTEREST PURCHASE AGREEMENT

Form of Amended and Restated Master Lease and Access Agreement

EXHIBIT G

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LLC INTEREST PURCHASE AGREEMENT

Forms of Master Tolling Agreements

EXHIBIT H

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LLC INTEREST PURCHASE AGREEMENT

Amended and Restated Omnibus Agreement

SCHEDULE 1.1(a)

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LLC INTEREST PURCHASE AGREEMENT

HGU 3 Assets

“HGU 3” is a hydrogen generation unit within Seller’s El Dorado Refinery. The unit has nameplate capacity to produce 17mm standard cubic feet of hydrogen per day, using a feedstock primarily composed of natural gas (methane).

SCHEDULE 1.1(b)

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LLC INTEREST PURCHASE AGREEMENT

NFU 2 Assets

“NFU 2” is a naphtha fractionation tower within Seller’s El Dorado Refinery. The unit has a nameplate capacity of 48,000 barrels per day of naphtha feedstock input and produces assorted intermediate and final petroleum products.

SCHEDULE 4.3(a)

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LLC INTEREST PURCHASE AGREEMENT

Jurisdictions

Kansas

SCHEDULE 4.4(a)

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LLC INTEREST PURCHASE AGREEMENT

Required Consents - Seller

1.	Contractor Service Order (No. FEDRL-MW-3239) dated as of October 15, 2013 between Seller and Lauren Engineers & Constructors, Inc. (“Lauren”), issued pursuant to that certain Master Engineering Procurement and Construction Agreement dated as of September 30, 2013 between Seller and Lauren, as amended by that certain First Amendment to Master Engineering, Procurement and Construction Agreement dated as of November 19, 2013

2.	Kellogg Brown & Root LLC (“KBR”) Proposal for Supply of KBR Distill-Max DWC Internals for El Dorado Crude Stabilizer & Naphtha Fractionation Unit dated October 30, 2013

3.	Engineering Agreement (KBR Distill-Max Dividing Wall Column for El Dorado Crude Stabilizer & Naphtha Fractionation Project) dated February 13, 2013 between KBR and Seller

4.	License Agreement (KBR Distill-Max Dividing Wall Column for El Dorado Crude Stabilizer & Naphtha Fractionation Project) dated February 13, 2013 between KBR and Seller

5.	Contractor Service Order (No. FEDRL-MW-3235) dated as of November 7, 2013 between Seller and each of Technip Stone & Webster Process Technology, Inc. (“Technip”) and PCE Constructors, Inc. (“PCE”, together with Technip, the “Contractors”), issued pursuant to that certain Master Engineering Procurement and Construction Agreement dated as of September 20, 2013 between Seller’s affiliate Frontier Refining LLC and Contractors

6.	Purchase Agreement dated as of February 24, 2014 between Seller and UOP LLC

SCHEDULE 4.4(b)

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LLC INTEREST PURCHASE AGREEMENT

Required Consents - Company

None.

SCHEDULE 4.7

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LLC INTEREST PURCHASE AGREEMENT

Company Indebtedness and Liabilities

None.

SCHEDULE 4.13

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LLC INTEREST PURCHASE AGREEMENT

Permitted Exceptions

Buyer will not hold necessary environmental Permits, though the Buyer (or its Affiliates) will be entitled or allowed to own and operate the Assets pursuant to environmental Permits held in the name of a Seller or an Affiliate of Seller.

SCHEDULE 4.14

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LLC INTEREST PURCHASE AGREEMENT

Banking Accounts

None.

SCHEDULE 4.15

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LLC INTEREST PURCHASE AGREEMENT

Material Contracts

See items 1-6 listed on Schedule 4.4(a).

SCHEDULE 4.16

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LLC INTEREST PURCHASE AGREEMENT

Seller Security Instruments

None.

SCHEDULE 5.3

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LLC INTEREST PURCHASE AGREEMENT

Required Consents – Buyer

None.

SCHEDULE 6.3

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LLC INTEREST PURCHASE AGREEMENT

Required Consents - HFC

None.